SCHEDULE 14A

(RULE 14A 101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Transcept Pharmaceuticals, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

JUNE 23, 2011

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Transcept Pharmaceuticals, Inc., a Delaware corporation, will be held on Thursday, June 23, 2011, at 8:30 a.m., local time, at our office located at 1003 West Cutting Blvd., Suite 110, Point Richmond, California 94804, for the following purposes:

1.	To elect Jake R. Nunn and Glenn A. Oclassen as Class II Directors to serve for three-year terms and until their successors are duly elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011;

3.	To consider an advisory vote on the compensation of our named executive officers;

4.	To consider an advisory vote on the frequency of holding future advisory votes on the compensation of our named executive officers; and

5.	To transact such other business as may properly be brought before the meeting and any postponement or adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.

Only stockholders of record at the close of business on April 26, 2011 are entitled to notice of, to vote at, and to attend the meeting.

By Order of the Board of Directors,

Joseph T. Kennedy
Secretary

Point Richmond, California

April 29, 2011

YOUR VOTE IS IMPORTANT

THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY TRANSCEPT PHARMACEUTICALS, INC., ON BEHALF OF ITS BOARD OF DIRECTORS, FOR THE 2011 ANNUAL MEETING OF STOCKHOLDERS. THE PROXY STATEMENT AND THE RELATED PROXY FORM ARE BEING DISTRIBUTED ON OR ABOUT MAY 5, 2011. YOU CAN VOTE YOUR SHARES USING ANY ONE OF THE FOLLOWING METHODS:

•	COMPLETE AND RETURN A WRITTEN PROXY CARD

•	FOLLOW INSTRUCTIONS WITH OR ON YOUR PROXY CARD FOR TELEPHONE VOTING

•	FOLLOW INSTRUCTIONS WITH OR ON YOUR PROXY CARD FOR INTERNET VOTING

•	ATTEND THE COMPANY’S 2011 ANNUAL MEETING OF STOCKHOLDERS AND VOTE

TELEPHONE AND INTERNET VOTING MAY NOT BE AVAILABLE TO ALL STOCKHOLDERS. ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO VOTE IN ADVANCE AS PROMPTLY AS POSSIBLE BY COMPLETING AND RETURNING THE ENCLOSED PROXY CARD OR VOTING BY TELEPHONE OR THROUGH THE INTERNET. SIGNING AND RETURNING THE PROXY CARD OR SUBMITTING A PROXY THROUGH THE INTERNET OR BY TELEPHONE DOES NOT AFFECT THE RIGHT TO VOTE IN PERSON AT THE ANNUAL MEETING. ANY STOCKHOLDER ATTENDING THE MEETING MAY CHANGE THEIR VOTE EVEN IF HE OR SHE HAS PREVIOUSLY SUBMITTED A VOTE.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY

MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD JUNE 23, 2011:

Our proxy statement, form of proxy card, and Annual Report on Form 10-K are available at: www.transcept.com under the heading “Investors” and the subheading “Proxy Materials.”

TRANSCEPT PHARMACEUTICALS, INC.

1003 West Cutting Blvd., Suite 110

Point Richmond, California 94804

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Thursday, June 23, 2011

INFORMATION CONCERNING SOLICITATION AND VOTING

General

Your proxy is solicited on behalf of the Board of Directors (the “Board of Directors”) of Transcept Pharmaceuticals, Inc. for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 1003 West Cutting Blvd., Suite 110, Point Richmond, California 94804, on Thursday, June 23, 2011, at 8:30 a.m., local time, and any postponement or adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. Our principal executive offices are located at the address listed at the top of this page and our main telephone number is (510) 215-3500.

On January 30, 2009, Novacea, Inc., sometimes referred to in this proxy statement as Novacea, completed a reverse merger with Transcept Pharmaceuticals, Inc., a privately held company that is referred to in this proxy statement as TPI. As part of the merger the resulting combined company changed its name to Transcept Pharmaceuticals, Inc. and continued the business of TPI as the principal business of the combined entity. In this proxy statement, references to “Novacea” mean Novacea, Inc. prior to the merger and references to “Transcept,” “we,” “our” and “us” mean Transcept Pharmaceuticals, Inc., the publicly-traded combined company resulting from the merger and, as successor to the business of TPI, includes activities taking place with respect to the business of TPI prior to the merger of TPI and Novacea, as applicable.

Our Annual Report on Form 10-K, containing financial statements for the fiscal year ended December 31, 2010, is being mailed together with these proxy solicitation materials to all stockholders entitled to vote. This proxy statement, the accompanying proxy card, and our Annual Report on Form 10-K will first be mailed on or about May 5, 2011 to all stockholders entitled to vote at the meeting.

WE WILL PROVIDE WITHOUT CHARGE TO ANY STOCKHOLDER SOLICITED BY THESE PROXY SOLICITATION MATERIALS A COPY OF OUR ANNUAL REPORT ON FORM 10-K, TOGETHER WITH THE FINANCIAL STATEMENTS REQUIRED TO BE FILED WITH THE ANNUAL REPORT, UPON REQUEST OF A STOCKHOLDER MADE IN WRITING TO TRANSCEPT PHARMACEUTICALS, INC., 1003 WEST CUTTING BLVD., SUITE 110, POINT RICHMOND, CALIFORNIA 94804, ATTN: INVESTOR RELATIONS.

Record Date and Share Ownership

Stockholders of record at the close of business on April 26, 2011 (the “Record Date”) are entitled to notice of, to vote at, and to attend the meeting and any postponement or adjournment thereof. Transcept has one series of common shares issued and outstanding, designated as common stock, $0.001 par value per share (the “Common Stock”), and one series of undesignated preferred stock, $0.001 par value per share (the “Preferred Stock”). As of the Record Date, 100,000,000 shares of Common Stock were authorized and 13,470,698 shares were issued and outstanding. As of the Record Date, 5,000,000 shares of Preferred Stock were authorized and none were issued or outstanding.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by either:

•	Delivering to Transcept at its principal offices (Attn: Secretary) a written notice of revocation or a duly executed proxy bearing a later date, or

•	Attending the meeting and voting in person.

Solicitation of Proxies

We are making this solicitation and will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to our stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our Common Stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Proxies may be solicited by our directors, officers and regular employees, without additional compensation, personally or by telephone or facsimile.

Voting; Quorum; Abstentions; Broker Non-Votes

On all matters, each share has one vote. Votes cast by proxy or in person at the Annual Meeting (“Votes Cast”) will be tabulated by the Inspector of Elections (the “Inspector”) who will be a representative from American Stock Transfer & Trust Company, LLC, our transfer agent and registrar. The Inspector will also determine whether or not a quorum is present. A quorum must be present at a meeting of stockholders for a vote to be valid. In general, Delaware law and our bylaws provide that a quorum consists of a majority of shares entitled to vote and present or represented by proxy at a meeting of stockholders.

Directors will be elected by a plurality vote such that the candidates receiving the highest number of affirmative votes of shares represented and voting on the Class II Directors at the Annual Meeting will be elected as directors. Votes withheld from a nominee and broker non-votes (as discussed below) will be counted for purposes of determining the presence or absence of a quorum but, because directors are elected by a plurality vote, will have no impact once a quorum is present.

The proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011 requires the affirmative vote of a majority of shares entitled to vote and present, in person or represented by proxy, at the Annual Meeting. Abstentions will have the same effect as a vote against this proposal. Ratification of the selection of Ernst & Young LLP is considered a routine matter on which a broker or other nominee is empowered to vote. As a result, no broker non-votes will result from this proposal.

The advisory vote to approve executive compensation requires the affirmative vote of a majority of the shares entitled to vote and present, in person or represented by proxy, at the Annual Meeting. Broker non-votes will only be counted for purposes of determining the presence or absence of a quorum. This vote is advisory and therefore will not be binding on the company.

With respect to the advisory vote to approve the frequency of holding future advisory votes on executive compensation, the option of one year, two years or three years that receives the highest number of votes present, in person or by proxy, at the Annual Meeting will be the frequency that has been approved by stockholders on an advisory basis. Broker non-votes will only be counted for purposes of determining the presence or absence of a quorum. This vote is advisory and therefore will not be binding on the company.

The Inspector will treat shares that are voted WITHHELD, AGAINST or ABSTAIN as being present and entitled to vote for purposes of determining the presence of a quorum but will be treated as Votes Cast against approving any matter submitted to the stockholders for a vote. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted:

•	FOR the election of the nominees for director set forth herein;

•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011;

•	FOR the advisory vote on the compensation of our named executive officers; and

•	FOR EVERY THREE YEARS on the advisory vote on the frequency of holding future advisory votes on the compensation of our named executive officers.

The persons named in the enclosed proxy form may vote in their own discretion upon such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

If a broker indicates on the enclosed proxy or its substitute that such broker does not have discretionary authority as to certain shares to vote on a particular matter (“broker non-votes”), those shares will be considered as present with respect to establishing a quorum for the transaction of business. Broker non-votes with respect to proposals set forth in this proxy statement will not be considered “Votes Cast” and, accordingly, will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter. We believe that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

Deadline for Receipt of Stockholder Proposals

Stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of our bylaws and the rules established by the Securities and Exchange Commission (the “SEC”), under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under these requirements, proposals from our stockholders that are intended to be presented by such stockholders at our 2012 Annual Meeting of Stockholders must be addressed to the Secretary and received in writing at Transcept no later than January 5, 2012, unless the date of the 2012 annual meeting of stockholders is more than 30 days before or after June 23, 2012, in which case the deadline is a reasonable time before Transcept begins to print and send its proxy materials.

Voting Through the Internet or by Telephone

Stockholders whose shares are registered in the name of a bank or brokerage firm may be eligible to vote electronically through the Internet or by telephone. Many banks and brokerage firms participate in the Broadridge Financial Solutions, Inc. online and telephone program. This program provides eligible stockholders the opportunity to vote through the Internet or by telephone. Voting forms will provide instructions for stockholders whose banks or brokerage firms participate in Broadridge’s online and telephone program.

Registered stockholders may vote electronically through the Internet or by telephone by following the instructions included with their proxy card. A stockholder not wishing to vote electronically through the Internet or by telephone or whose form does not reference Internet or telephone voting information should complete and return the enclosed paper proxy card. Signing and returning the proxy card or submitting the proxy through the Internet or by telephone does not affect the right to vote in person at the Annual Meeting.

The telephone and Internet proxy granting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their proxy granting instructions and to confirm that stockholders’ instructions have been recorded properly. Stockholders granting proxies through the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that must be borne by the stockholder.

Telephone and Internet voting may not be available to all stockholders. If instructions for Internet or telephone voting are not included with your proxy materials, please vote by submitting a written proxy card in the envelope provided.

Internet Availability of Proxy and Other Materials

This proxy statement, the form of proxy card and our Annual Report on Form 10-K are available on our website www.transcept.com under the heading “Investors” and the subheading “Proxy Materials.”

How to Obtain Directions to Location of Annual Meeting of Stockholders

Our Annual Meeting of Stockholders is being held at the time and place set forth above under the heading “General”. If you would like to attend the Annual Meeting to vote your shares in person, you can obtain directions to the Annual Meeting on our website www.transcept.com under the heading “Contact.”

MATTERS TO BE CONSIDERED AT THE 2011 ANNUAL MEETING

PROPOSAL 1

ELECTION OF CLASS II DIRECTORS

Classified Board and Board Changes

Our Board of Directors currently has ten authorized directors and currently consists of ten members. The Board of Directors is divided into three classes of directors whose terms expire on a staggered basis at annual stockholder meetings over a three-year period. This structure is commonly referred to as a staggered board. At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following election and until their respective successors have been duly elected and qualified.

Current Staggered Board Composition

Our staggered board classes are currently comprised of the following directors:

•

Class I consists of Christopher B. Ehrlich, Kathleen D. LaPorte, Camille D. Samuels and Frederick J. Ruegsegger, each of whom was elected to serve until the 2013 Annual Meeting of Stockholders and until their respective successor has been duly elected and qualified;

•

Class II consists of Jake R. Nunn, Daniel K. Turner III and John P. Walker, each of whom was elected to serve until the 2011 Annual Meeting of Stockholders and until their respective successor has been duly elected and qualified; and

•

Class III consists of Thomas D. Kiley, Glenn A. Oclassen and G. Kirk Raab, each of whom was elected to serve until the 2012 Annual Meeting of Stockholders and until their respective successor has been duly elected and qualified.

Board Membership Changes and Anticipated Staggered Board Composition After the 2011 Annual Meeting

In late 2010, the Nominations and Corporate Governance Committee oversaw a self-evaluation of the Board of Directors and determined that it was in the best interest of Transcept to reduce the number of members on our Board. After consideration by individual members of the Board, the following actions were taken:

•	Mr. Walker elected to not stand for re-election at the Annual Meeting;

•	With the consent of Mr. Turner, Mr. Turner was not nominated for re-election as a Class II director at the Annual Meeting;

•	Ms. Samuels tendered her resignation to take effect immediately following the Annual Meeting; and

•

The Board of Directors accepted the nominations provided to it by the Nominating and Corporate Governance Committee and recommend that stockholders elect Mr. Oclassen, who is currently a Class III director, and Mr. Nunn, as Class II directors at the Annual Meeting.

Accordingly, if Messrs. Oclassen and Nunn are re-elected at the Annual Meeting and the departures outlined above take effect as expected, Transcept would have a staggered board of directors with three classes comprised of the following directors immediately after the Annual Meeting:

•

Class I to consist of Christopher B. Ehrlich, Kathleen D. LaPorte and Frederick J. Ruegsegger, each of whom was elected to serve until the 2013 Annual Meeting of Stockholders and until their respective successor has been duly elected and qualified;

•

Class II to consist of Glenn A. Oclassen and Jake R. Nunn, each of whom would have been elected at the Annual Meeting to serve until the 2014 Annual Meeting of Stockholders and until their respective successor has been duly elected and qualified; and

•

Class III to consist of Thomas D. Kiley and G. Kirk Raab, each of whom was elected to serve until the 2012 Annual Meeting of Stockholders and until their respective successor has been duly elected and qualified.

In accordance with Transcept’s bylaws and certificate of incorporation, the Board of Directors has voted to reduce the authorized size of the Board to seven such that no seats will remain vacant after the respective anticipated end of service of Messrs. Turner and Walker and Ms. Samuels in connection with the Annual Meeting.

Class II Director Nominees

The nominees for Class II directors are as follows:

•	Jake R. Nunn; and

•	Glenn A. Oclassen.

Biographical information for Messrs. Nunn and Oclassen can be found below in the “Directors and Executive Officers” section of this proxy statement.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named above, who are currently directors of Transcept. Each of the nominees has consented to be named as a nominee in this proxy statement and to continue to serve as a director of Transcept, if elected. If any nominee becomes unable or declines to serve as a director or if additional persons are nominated at the meeting, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of the nominees listed above, if possible (or, if new nominees have been designated by the Board of Directors, in such a manner as to elect such nominees), and the specific nominees to be voted for will be determined by the proxy holders.

We are not aware of any reason that the nominees will be unable or will decline to serve as directors. The term of office of the persons elected as a Class II director will continue until our Annual Meeting of Stockholders to be held in 2014 and until a successor has been elected and qualified for such director. A director’s service on the Board may end earlier than the three-year term in the event of the director’s death, resignation or removal. There are no arrangements or understandings between any director or executive officer and any other person pursuant to which he or she is or was to be selected as a director or officer of Transcept.

Vote Required

The directors will be elected by a plurality vote of the shares of our Common Stock present or represented and entitled to vote on this matter at the Annual Meeting. Accordingly, the candidates receiving the highest number of affirmative votes of shares represented and voting on this proposal at the Annual Meeting will be elected as directors. Votes withheld from a nominee and broker non-votes will be counted for purposes of determining the presence or absence of a quorum but, because directors are elected by a plurality vote, will have no impact once a quorum is present.

THE BOARD OF DIRECTORS RECOMMENDS THAT

STOCKHOLDERS VOTE “FOR” THE CLASS II NOMINEES LISTED ABOVE.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP, independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2011. Although action by stockholders is not required by law, the Board has determined that it is desirable to request ratification of this appointment by the stockholders. Notwithstanding the appointment or ratification, the Audit Committee, in their discretion, may direct the selection of a new independent registered public accounting firm at any time during the year, if the Audit Committee determines that such a change would be in the best interest of Transcept.

A representative of Ernst & Young LLP is expected to be present at the meeting and will be afforded the opportunity to make a statement if he or she desires to do so, and is also expected to be available to respond to appropriate questions.

To be approved, the number of votes cast “FOR” ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011 must exceed the votes cast “AGAINST” the resolution.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Principal Accountant Fees and Services

Fees and Services

Ernst & Young LLP served as our independent registered public accounting firm for the years ended December 31, 2010 and 2009. Information provided below includes fees for professional services to Transcept for the years ended December 31, 2010 and 2009.

	Years Ended December 31,
	2010	2009
Audit Fees	$342,910	$349,111
Audit-Related Fees	—	4,940
Tax Fees	—	16,700
All Other Fees	—	—

Total Fees	$342,910	$370,751

Audit Fees:

2010 and 2009 audit fees include fees for professional services for the audit of the financial statements included in our 2010 and 2009 Annual Reports on Form 10-K, review of financial statements included in the 2010 and 2009 Quarterly Reports on Form 10-Q, fees for review of registration statements, including fees for professional services rendered in connection with the Transcept registration statements on Form S-8 and Form S-3, issuance of consents and for services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements, except those not required by statute or regulation to be included in an audit.

Audit-Related Fees:

2009 audit-related fees consist of accounting consultations performed on our behalf. There were no audit-related fees incurred during 2010.

Tax Fees:

2009 fees for tax services consist of fees for Novacea tax compliance, tax advice and tax planning. There were no tax fees incurred during 2010.

All Other Fees:

Neither Novacea nor Transcept paid any other fees to Ernst & Young LLP during the year ended December 31, 2009. Transcept paid no other fees to Ernst & Young LLP during the year ended December 31, 2010.

Pre-Approval of Audit and Non-Audit Services

All auditing services and non-audit services provided to us by our independent registered public accounting firm are required to be pre-approved by the Audit Committee. The Audit Committee approved 100% of all audit-related, tax and other services provided by Ernst & Young LLP in 2010 and 2009. The pre-approval of non-audit services to be provided by Ernst & Young LLP includes making a determination that the provision of the services is compatible with maintaining the independence of Ernst & Young LLP as an independent registered public accounting firm. All non-audit services provided by Ernst & Young LLP in the table above have been pre-approved in accordance with SEC rules for maintaining auditor independence. None of the fees outlined above were approved using the “de minimis exception” under SEC rules.

Report of the Audit Committee of the Board of Directors

The Audit Committee has reviewed and discussed with management and Ernst & Young LLP, our independent registered public accounting firm, the audited consolidated financial statements in the Transcept Annual Report on Form 10-K for the year ended December 31, 2010. The Audit Committee has also discussed with Ernst & Young LLP those matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standard, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T.

Ernst & Young LLP also provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent auditor’s communication with the Audit Committee concerning independence. The Audit Committee has discussed with the registered public accounting firm their independence from our company.

Based on its discussions with management and the registered public accounting firm, and its review of the representations and information provided by management and the registered public accounting firm, including as set forth above, the Audit Committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2010.

Respectfully Submitted by:

MEMBERS OF THE AUDIT COMMITTEE

Frederick J. Ruegsegger, Audit Committee Chairman

Christopher B. Ehrlich

Kathleen D. LaPorte

Dated: March 30, 2011

The information contained above under the caption “Report of the Audit Committee of the Board of Directors” shall not be deemed to be soliciting material or to be filed with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that we specifically incorporate it by reference into such filing.

PROPOSAL 3

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Consistent with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), we are providing our stockholders with an opportunity to indicate whether they support our named executive officer compensation as described in detail in the “Compensation Discussion and Analysis” and the accompanying “Executive Compensation” section beginning on page 27 of this proxy statement. This non-binding advisory vote, commonly referred to as “say-on-pay,” is not intended to address any specific item of compensation, but instead relates to the “Compensation Discussion and Analysis,” the tabular disclosures regarding named executive officer compensation, and the narrative disclosure accompanying the tabular presentation. These disclosures allow you to view the trends in our executive compensation program and the application of our compensation philosophies for the years presented.

As discussed in detail in the “Compensation Discussion and Analysis” section of this proxy statement, our executive compensation guiding principles and structure are designed to achieve the following primary objectives:

•	Provide competitive compensation to attract, retain and motivate top talent;

•

Foster a collaborative executive team and promote the achievement of annual strategic objectives by linking compensation to the achievement of shared corporate performance goals and individual objectives that support corporate goals; and

•	Align compensation with stockholders and reward the creation of stockholder value.

The Compensation Committee actively reviews and assesses our executive compensation program in light of the highly competitive employment environment in the San Francisco Bay area, the challenge of recruiting, motivating and retaining executives in an industry with longer business cycles than other commercial industries, significant risks associated with success in our industry and evolving compensation governance and best practices. In reconciling these considerations, the Compensation Committee strives to act in the long-term best interests of Transcept and our stockholders and believes that our executive compensation program is strongly aligned with the long-term interests of our stockholders. In determining whether to approve this proposal, the Compensation Committee believes that stockholders should consider the following with respect to 2010 compensation:

•

Independent Compensation Committee appointed by and comprising our largest stockholders. Executive compensation is reviewed and established by the Compensation Committee of the Board consisting solely of independent directors. Our largest stockholders are represented on our current and planned future Compensation Committee and our Board of Directors that appointed the Compensation Committee.

•

No increases to base salaries or cash bonus opportunity. In light of our failure in 2009 to obtain U.S. Food and Drug Administration, or FDA, marketing approval for Intermezzo®, our lead product candidate, base salaries were not increased for our named executive officers in fiscal 2010, no cash bonuses were paid with respect to 2009 and we eliminated our annual incentive cash bonus program for 2010.

•

Equity is used as a key component of compensation and aligns our compensation program with the interests of our stockholders. The largest portion of our named executive officers’ 2010 compensation consisted of performance-based equity compensation which provides a direct link between executive compensation and our operational success. In lieu of our 2010 incentive cash bonus program, and in addition to our annual stock option grant program, in 2010 we granted executives a special incentive stock option, the vesting of which is tied to FDA marketing approval of Intermezzo®. We believe our approach to equity compensation will closely align the long-term interests of our executives with those of our stockholders because the executives receiving this element of compensation will only realize a return if our stock price increases over the life of the option. We expect that our stock price will be closely related to the achievement of our corporate goals.

•	No personal benefits. Our executive officers are eligible for the same benefits as non-executive, salaried employees, and do not receive any personal benefits.

•	No tax gross-ups on compensation. None of our executive officers receive tax related gross-ups on any element of compensation.

•

Cash severance benefits only payable upon a qualifying termination of employment. Executive officer employment agreements require an actual or constructive termination of employment before any cash benefits are paid.

•	No retirement benefits. We do not offer any pension plans or health benefits during retirement.

We actively monitor our executive compensation practices in light of the industry in which we operate and the marketplace for talent in which we compete. We are focused on compensating our executive officers fairly and in a manner that incentivizes high levels of performance while providing Transcept with tools to attract and retain the best talent.

For these reasons, the Board recommends that stockholders vote in favor of the following resolution:

“Resolved, that the stockholders of Transcept approve, on a non-binding advisory basis, the compensation of the named executive officers of Transcept as disclosed in this proxy statement, including the Compensation Discussion and Analysis, the compensation tables and narrative disclosures.”

To be approved, the number of votes cast “FOR” this advisory resolution must exceed the number of votes cast “AGAINST.”

Although this vote is advisory and is not binding on us, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

“FOR” PROPOSAL 3.

PROPOSAL 4

ADVISORY VOTE TO APPROVE FREQUENCY

OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

We are also seeking a non-binding advisory vote on the frequency with which say-on-pay votes, like Proposal 3 in this proxy statement, should be held in the future. This advisory vote is commonly referred to as “say on frequency.” Under the Dodd-Frank Act, promulgated under the Exchange Act, stockholders may vote to indicate their preference for conducting a say-on-pay vote:

•	Every three years;

•	Every two years; or

•	Every year.

Stockholders may also abstain from voting on this proposal. In considering your vote, you may wish to review the information presented in connection with Proposal No. 3 in this proxy statement, as well as the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement, which provide a more detailed discussion of our executive compensation program and policies.

Our Board of Directors has determined that holding a “say-on-pay” vote every three years is most appropriate for Transcept and recommends that you vote to hold such advisory vote in the future every third year, for the following reasons:

•

Transcept’s largest stockholders represented on Compensation Committee and Board of Directors. The Board considered that the Compensation Committee and the Board of Directors that appointed the Compensation Committee are comprised of independent directors that, in addition to having their interests aligned with stockholders through their fiduciary duties, are affiliated and associated with the largest stockholders in Transcept. Thus, the Board believes that such independent Board members have significant incentives to ensure that executive compensation is set appropriately. The Board also believes that stockholders that may not have as significant stockholdings may view their interests as aligned with the interest of the independent directors serving on the Board that have more significant stockholdings, thereby reducing the need for more frequent say-on-pay votes.

•

Aligns Transcept approach to executive compensation with underlying Compensation Committee philosophy. Our executive compensation program is designed to enhance the long-term growth of Transcept and reward performance over a multi-year period. For example, our executive team has been granted stock option awards that vest over multi-year periods, typically over four years.

•

Encourages longer-term evaluation of compensation history and business results. The Board believes that there is some risk that an annual advisory vote on executive compensation could lead to a short-term stockholder perspective regarding executive compensation that does not align well with our Compensation Committee’s approach to incentivize long-term company performance through a higher emphasis on long-term compensation incentives. We believe a three-year cycle for the stockholder advisory vote will provide investors the most meaningful timing alternative through which to evaluate the effectiveness of our executive compensation strategies and their alignment with our company’s performance.

•

Provides adequate time to consider say-on-pay vote results and other stockholder input. A triennial “say-on-pay” vote allows the Board to respond to stockholder sentiment and effectively implement any desired changes to executive compensation policies, practices and programs. The Board believes that a triennial “say-on-pay” vote would not foreclose stockholder engagement on executive compensation during interim periods. Stockholders can currently provide input to the Board by communicating directly with the Board, its committees or individual directors as indicated in “Corporate Governance—Communicating with the Board of Directors” below. Thus, we view the advisory vote on executive compensation as an additional, but not exclusive, opportunity for our stockholders to communicate their views on our executive compensation program.

The Board weighed the reasons set forth above against the arguments in support of conducting the advisory vote annually or biannually. In particular, the Board considered the value of the opportunity for stockholder input at each annual meeting, as well as the belief that annual votes would promote greater accountability on executive compensation. Although the Board believes that these and other positions put forth in favor of an annual “say-on-pay” vote are not without merit, on balance, the Board believes that a triennial approach is most appropriate for Transcept and recommends that voting alternative to stockholders. The Board of Directors intends to periodically reassess that view and, if it determines appropriate, may provide for an advisory vote on executive compensation on a more frequent basis.

Accordingly, the Board recommends that stockholders vote in favor of the following resolution:

“Resolved, that an advisory stockholder vote to approve the compensation paid to Transcept’s named executive officers, as disclosed in the Compensation Discussion and Analysis, compensation tables and narrative discussion, be submitted to Transcept’s stockholders every: (i) three years, (ii) two years or (iii) one year; with such frequency that receives the highest number of votes cast being the preferred advisory vote of the stockholders.”

Because this proposal is advisory, it will not be binding on us, and the Board may determine to hold an advisory vote on executive compensation more frequently than the option selected by our stockholders. However, the Board values our stockholders’ opinions, and the Board will consider the outcome of the vote when determining the frequency of future advisory votes on executive compensation. Stockholders are not being asked to approve or disapprove of the Board’s recommendation, but rather to indicate their own choice among the frequency options.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR A FREQUENCY OF “THREE YEARS” FOR PROPOSAL 4.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the ages and present positions for each of our directors and executive officers as of the Record Date.

Name	Age	Position
Glenn A. Oclassen (1)	68	President, Chief Executive Officer, Class III Director
Thomas P. Soloway	44	Senior Vice President, Operations and Chief Financial Officer
Nikhilesh N. Singh, Ph.D.	52	Senior Vice President, Chief Scientific Officer
Terrence O. Moore	56	Vice President, Marketing & Sales
Joseph T. Kennedy	43	Vice President, General Counsel, Compliance Officer and Secretary
Christopher B. Ehrlich	41	Class I Director
Thomas D. Kiley	68	Class III Director
Kathleen D. LaPorte	49	Class I Director
Jake R. Nunn (1)	40	Class II Director
G. Kirk Raab	75	Chairman of the Board of Directors, Class III Director
Frederick J. Ruegsegger	55	Class I Director
Camille D. Samuels (2)	39	Class I Director
Daniel K. Turner III (3)	49	Class II Director
John P. Walker (3)	62	Class II Director

(1)	Nominated for re-election as a Class II director at the Annual Meeting
(2)	Tendered her resignation to be effective immediately following the Annual Meeting
(3)	Term of service as a member of the Board of Directors to end at the Annual Meeting

There is no family relationship among any of our directors or executive officers. The biographical information with respect to executive officers and directors set forth below has been furnished by the respective individuals.

Glenn A. Oclassen. Mr. Oclassen has served as our President and Chief Executive Officer, and as a director, since completion of the merger between TPI and Novacea in January 2009. Prior to completion of the merger, Mr. Oclassen had served as the President and Chief Executive Officer of TPI and as a member of the TPI board of directors since July 2003. Prior to co-founding TPI, from 1997 to 1999, he was the President and Chief Executive Officer of NextDerm Inc., a dermatology company founded by Mr. Oclassen that was acquired in 1999 by Procyte Corp. From 1986 to 1992, Mr. Oclassen was the Founder, President and Chief Executive Officer of Oclassen Pharmaceuticals, Inc., a dermatologic drug development and marketing company. He served as Chairman from 1992 to February 1997, at which time the company was acquired by Watson Pharmaceuticals, Inc. Mr. Oclassen holds a B.S. in zoology from San Diego State University. We believe Mr. Oclassen’s qualifications to sit on our Board of Directors include his pharmaceutical industry experience in multiple capacities from sales and marketing to chief executive positions, including seven years as our President and Chief Executive Officer (inclusive of his service with TPI).

Thomas P. Soloway. Mr. Soloway has served as our Senior Vice President, Operations and Chief Financial Officer since completion of the merger between TPI and Novacea in January 2009. Prior to completion of the merger, Mr. Soloway had served as Chief Financial Officer of TPI since July 2003, and as the Senior Vice President, Operations and Chief Financial Officer of TPI since November 2005. Prior to joining TPI, from 1993 to 2002, Mr. Soloway worked with Montreux Equity Partners, a venture capital firm, in the development, structuring and financing of early stage biotechnology companies. Mr. Soloway holds a B.S. in Entrepreneurial Studies from the University of Southern California and an M.B.A. from Georgetown University.

Nikhilesh N. Singh, Ph.D. Dr. Singh has served as our Senior Vice President, Chief Scientific Officer since completion of the merger between TPI and Novacea in January 2009. Prior to completion of the merger, Dr. Singh had served as Senior Vice President, Chief Scientific Officer of TPI since January 2007, and previously served as Vice President and Chief Scientific Officer of TPI from July 2003 to December 2006 and as a member of the TPI board of directors from July 2003 to November 2005. Prior to co-founding TPI, Dr. Singh served in various roles relating to the development, commercialization and marketing of pharmaceutical products at Procter & Gamble Co., a manufacturer of consumer goods and pharmaceuticals, from August 1987 until June 1995, G. D. Searle & Co., a life sciences company that is currently part of Pfizer Inc., from July 1995 until December 1998, and Watson Pharmaceuticals Inc., a pharmaceuticals manufacturer, from January 1999 until October 2001. Dr. Singh holds a B.S. and M.S. in Pharmacy from the University of Bombay, India, and a Ph.D. in Pharmaceutical Sciences from the University of Alberta, Canada.

Terrence O. Moore. Mr. Moore has served as our Vice President, Marketing and Sales since completion of the merger between TPI and Novacea in January 2009. Prior to completion of the merger, Mr. Moore had served as Vice President, Marketing and Sales of TPI since June 2008. Prior to joining TPI, from October 2005 to June 2008, Mr. Moore was Vice President of the neuroscience therapeutic area of Organon Biosciences, a biotechnology company acquired by Schering-Plough in 2007. From June 2003 to October 2005, Mr. Moore was Vice President, U.S. Marketing, Effexor XR® as well as Vice President, Global Strategy, Depression Portfolio for Wyeth, a pharmaceuticals and health care products company. Mr. Moore holds a B.S. in Pharmacy from the University of Florida and a B.A. in Chemistry from the University of South Florida.

Joseph T. Kennedy. Mr. Kennedy has served as our Vice President, General Counsel since March 2009, our Secretary since April 2009, and our Compliance Officer since October 2009. Prior to joining us, from January 2006 to March 2009, Mr. Kennedy represented large pharmaceutical companies, developing life science companies and venture capital firms in private legal practice. From December 2003 to December 2005, Mr. Kennedy served at Eyetech Pharmaceuticals, Inc., a biopharmaceutical company acquired by OSI Pharmaceuticals, Inc. in December 2005, most recently as its Vice President and Acting Chief Legal Officer. From November 2000 to December 2003, Mr. Kennedy served as Vice President and U.S. Counsel, Corporate Business Development, with Élan Corporation, plc., a diversified life science company. Mr. Kennedy practiced law with Orrick Herrington & Sutcliffe LLP from December 1995 to November 2000 and with Kelley Drye & Warren LLP from September 1994 to December 1995. Mr. Kennedy is also a Business Advisory Board member of Fountain Healthcare Partners, an international life science venture capital fund. Mr. Kennedy holds a B.S. in Economics from Fairfield University and a J.D. from New York Law School.

Christopher B. Ehrlich. Mr. Ehrlich has been a member of our Board of Directors since completion of the merger between TPI and Novacea in January 2009. Prior to completion of the merger, Mr. Ehrlich was a member of the TPI board of directors since October 2005. He is currently a Manager Director at InterWest Partners, LLC, a venture capital firm, which he joined in August 2000. Prior to joining InterWest, from 1998 to 2000, Mr. Ehrlich was the Director of Licensing and Business Development at Purdue Pharma, a pharmaceutical company. Mr. Ehrlich is also a director of BioMimetic Therapeutics, Inc., a publicly-held biotechnology company. Mr. Ehrlich holds a B.A. in government from Dartmouth College and an M.B.A. from the J.L. Kellogg Graduate School of Management. We believe Mr. Ehrlich’s qualifications to sit on our Board of Directors include his experience in life science industry licensing and business development transactions, as a managing director of a life science industry venture capital firm, and as a member of other boards of directors in the life science industry. Mr. Ehrlich has also gained an understanding of Transcept during his five years of experience in service on our Board of Directors (inclusive of his service on the TPI Board of Directors).

Thomas D. Kiley, Esq. Mr. Kiley has been a member of our Board of Directors since completion of the merger between TPI and Novacea in January 2009. Prior to completion of the merger, Mr. Kiley was a member of the TPI board of directors since January 2004. Since 1988 he has been an attorney, consultant and investor. From 1980 to 1988, he was an officer of Genentech, Inc., a biotechnology company, serving variously as Vice President and General Counsel, Vice President for Legal Affairs and Vice President for Corporate Development. Mr. Kiley is also a director of Geron Corporation, a publicly-held biopharmaceutical company. Mr. Kiley holds a B.S. in Chemical Engineering from Pennsylvania State University and a J.D. from George Washington University. We believe Mr. Kiley’s qualifications to sit on our Board of Directors include his specialized knowledge of intellectual property matters for life science companies, his experience variously as a board member and general counsel for other public companies and his understanding of Transcept and its intellectual property strategy gained during seven years of service to us (inclusive of his service on behalf of TPI and on the TPI Board of Directors).

Kathleen D. LaPorte. Ms. LaPorte has been a member of our Board of Directors since completion of the merger between TPI and Novacea in January 2009. Prior to completion of the merger, Ms. LaPorte was a member of the TPI board of directors since October 2005, other than the period between September 3, 2008 to October 2, 2008, when she was not serving on the TPI board. She is currently a managing director of New Leaf Venture Partners, a venture capital firm, which she co-founded in July 2005. Prior to that, from 1993 to July 2005, Ms. LaPorte was a general partner with Credit Suisse Securities LLC and the Sprout Group. Ms. LaPorte is also a director of Affymax, Inc., a publicly-held biopharmaceutical company, and ISTA Pharmaceuticals, a publicly-held ophthalmic pharmaceutical company. Ms. LaPorte holds a B.S. from Yale University and an M.B.A. from the Stanford University Graduate School of Business. We believe Ms. LaPorte’s qualifications to sit on our Board of Directors include her six years of experience as a managing director of a life science industry venture capital firm, her experience as a board member for other public companies in the life science industry and the understanding of Transcept she has gained during her five years of experience in service on our Board of Directors (inclusive of her service on the TPI Board of Directors).

Jake R. Nunn. Mr. Nunn has been a member of our Board of Directors since completion of the merger between TPI and Novacea in January 2009. Mr. Nunn has been a partner at New Enterprise Associates, a venture capital firm, since June 2006. From January 2001 to June 2006, he was a partner and analyst for the MPM BioEquities Fund, a public life sciences fund at MPM Capital, a venture capital firm. Mr. Nunn holds a B.A. in economics from Dartmouth College and an M.B.A. from the Stanford University Graduate School of Business. Mr. Nunn holds the Chartered Financial Analyst designation and is a member of the CFA Society of San Francisco. We believe Mr. Nunn’s qualifications to sit on our Board of Directors include his ten years of experience as a partner and analyst with life science industry venture capital firms, his experience as a member of other boards of directors in the industry, and his expertise as a CFA charterholder.

G. Kirk Raab. Mr. Raab has been a member of our Board of Directors, serving as Chairman of the Board of Directors, since completion of the merger between TPI and Novacea in January 2009. Prior to completion of the merger, Mr. Raab was a member of the TPI board of directors since October 2003, serving as Chairman of the Board since November 2005. From 1985 to 1995, Mr. Raab served variously as President, Chief Operating Officer, Director and Chief Executive Officer of Genentech, Inc., a biotechnology company. From 1981 to 1985, Mr. Raab served as President, Chief Operating Officer and a Director of Abbott Laboratories, a biopharmaceutical company. Since 1995, Mr. Raab has been involved with over 15 public and privately held biotechnology companies, serving as Chairman of the Board of Directors for many of them. Mr. Raab holds a B.A. in political science from Colgate University where he is a Trustee Emeritus. We believe Mr. Raab’s qualifications to sit on our Board of Directors include his multidisciplined and principal executive officer experience in the life science industry obtained with companies that are considered leaders in our industry and the substantial understanding of Transcept he has gained during his seven years of service to us (inclusive of his service on the TPI Board of Directors).

Frederick J. Ruegsegger. Mr. Ruegsegger has been a member of the Novacea Board of Directors since February 2008 and the Transcept Board of Directors since completion of the merger of Novacea and TPI in January 2009. Mr. Ruegsegger has served as chief financial officer of Sterigenics International, Inc., a sterilization technology company, since June 2004. Prior to that, Mr. Ruegsegger served as chief financial officer and chief of staff of Sterigenics’ former parent company, Ion Beam Applications, from May 2002 to June 2004. From October 2000 to May 2002, Mr. Ruegsegger provided financial and general management services, generally as a consultant, to a variety of companies including CentPharm, LLC and Phaethon Communications. Mr. Ruegsegger holds a B.S. in Economics from the University of Illinois and an M.A. in Management from Northwestern University. We believe Mr. Ruegsegger’s qualifications to sit on our Board of Directors include the financial experience he has gained throughout his career, his qualification as our “audit committee financial expert” under SEC rules and his role as a chief financial officer of a publicly-held company.

Camille D. Samuels. Ms. Samuels has been a member of the Novacea Board of Directors since October 2002 and the Transcept Board of Directors since completion of the merger of Novacea and TPI in January 2009. Ms. Samuels is currently a managing director of Versant Ventures, a venture capital firm, which she joined in March 2000. Prior to joining Versant Ventures, Ms. Samuels held business development positions at several biotechnology companies, including, from 1998 to 2000, Director of Business Development at Tularik Inc., a biotechnology company acquired by Amgen Inc. in 2004. Ms. Samuels holds a B.A. in biology from Duke University and an M.B.A. from the Harvard Business School. We believe Ms. Samuel’s qualifications to sit on our Board of Directors include her experience in life science industry licensing and business development transactions, as a managing director of a leading life science industry venture capital firm and as a member of other boards of directors in the life science industry. In January 2011, Ms. Samuels tendered her resignation to the Board of Directors, effective immediately following the Annual Meeting.

Daniel K. Turner III. Mr. Turner has been a member of our Board of Directors since completion of the merger between TPI and Novacea in January 2009. Prior to completion of the merger, Mr. Turner had been a member of the TPI board of directors since July 2003. He is currently a managing director of Montreux Equity Partners, a venture capital firm, which he joined in February 1993. From 1990 to 1993, Mr. Turner was an investment manager at Berkeley International, a private equity firm. From 1986 to 1990, he served as Chief Financial Officer of Oclassen Pharmaceuticals, Inc., a pharmaceutical company. From 1982 to 1986, he served as a senior consultant at Price Waterhouse, a public accounting firm. Mr. Turner is also a director of Orexigen Therapeutics, a publicly-held biopharmaceutical company. Mr. Turner holds a B.S. in business administration and accounting from California State University, Sacramento and attended the M.B.A. program at the Haas School of Business at the University of California, Berkeley. Mr. Turner is also a Certified Public Accountant (inactive). We believe Mr. Turner’s qualifications to sit on our Board of Directors include his financial and other experience in the life science industry gained through his roles as a chief financial officer of a pharmaceutical company, a managing director of a leading life science industry venture capital firm, and as a member of other industry boards of directors. Mr. Turner has also gained a substantial understanding of Transcept and members of its management team during his eight years of experience in service on our Board of Directors (inclusive of his service on the TPI Board of Directors). With the consent of Mr. Turner, Mr. Turner was not nominated for re-election as a Class II director at the Annual Meeting, at which time his service on our Board of Directors will cease.

John P. Walker. Mr. Walker has been a member of the Transcept Board of Directors from the closing of the merger of Novacea and TPI in January 2009. He was a member of the Novacea Board of Directors from April 2006, serving as Chairman of the Board of Directors from July 2006 until completion of the merger. Mr. Walker also served as the Chief Executive Officer of Novacea from September 2007 until completion of the merger, and as interim Chief Executive Officer of Novacea from December 2006 to September 2007. Mr. Walker served as the Chief Executive Officer of iPierian, Inc., a drug discovery company, from February 2009 until June 2010, and is currently a Senior Advisor of the company. Since 2001, Mr. Walker has served in various roles, acting principally as a consultant, including: Interim Chief Executive Officer of KAI Pharmaceuticals, a biopharmaceutical company, Chairman and Interim Chief Executive Officer at Guava Technologies, a biotechnology company, Chairman and Chief Executive Officer of Bayhill Therapeutics, a biopharmaceutical company, and Chairman and Interim Chief Executive Officer of Centaur, Inc., a biopharmaceutical company. From 1993 to 2001, Mr. Walker was Chairman, Chief Executive Officer and a director of AXYS Pharmaceuticals Inc., a pharmaceuticals company, and its predecessor, Arris Pharmaceutical Corporation. Mr. Walker is also a director of Affymax Inc., a publicly-held biopharmaceutical company and several private company boards as well as a member of the Board of Directors of Lucille Packard Children’s Hospital at Stanford. Mr. Walker holds a B.A. from the State University of New York at Buffalo and is a graduate of the Advanced Executive Program at J.L. Kellogg Graduate School of Management at Northwestern University. We believe Mr. Walker’s qualifications to sit on our Board of Directors include his corporate governance experience, leadership skills and principal executive officer experience in the life science industry obtained with several companies that are or have been at development stages that are similar to that of Transcept, and his experience as a member of the board of directors of publicly-held companies in our industry. Mr. Walker elected to not stand for re-election at the Annual Meeting, at which time his service on our Board of Directors will cease.

CORPORATE GOVERNANCE

Our Board of Directors believes that good corporate governance is important to ensure that Transcept is managed for the long-term benefit of our stockholders. This section describes key corporate governance guidelines and practices that we have adopted. Complete copies of the committee charters and Code of Business Conduct and Ethics described below are available in the “Corporate Governance” section of the “Investors” page of our website, www.transcept.com. Alternatively, you can request a copy of any of these documents by writing to Transcept Pharmaceuticals, Inc., 1003 West Cutting Blvd., Suite 110, Point Richmond, CA 94804, Attention: Investor Relations.

Corporate Governance Guidelines

The Board of Directors has adopted corporate governance guidelines to assist the Board in the exercise of its duties and responsibilities and to serve the best interests of our company and our stockholders. These guidelines, which provide a framework for the conduct of the Board’s business, provide that:

•	the principal responsibility of the directors is to oversee our management;

•	a majority of the members of the Board be independent directors;

•	the independent directors meet regularly in executive session without non-independent directors present;

•	directors have full and free access to management and, as necessary and appropriate, independent advisors;

•	new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

•	at least annually, the Board and its committees conduct a self-evaluation to determine whether they are functioning effectively.

Board Leadership Structure

The Board of Directors has maintained as separate the roles of chairman of the board and chief executive officer in our company. Independent directors and management have different perspectives and roles in strategy development. Our independent directors bring experience, oversight and expertise from outside the company and industry, while the chief executive officer also brings company-specific experience and expertise. The Board believes that the separate role of chairman and chief executive officer is appropriate for Transcept because it promotes the consideration of different perspectives to aid in our strategic development and increases the Board’s ability to oversee the affairs of Transcept. The Board of Directors views these benefits as effective tools to strengthen corporate governance.

Risk Oversight

Management is primarily responsible for managing risks that Transcept may face in the ordinary course of operating our business. The Board actively oversees potential risks and our risk management activities by receiving operational and strategic presentations from management which include discussions of key risks to the business. In addition, the Board has delegated risk oversight to each of its key committees within their areas of responsibility. For example, the Audit Committee assists the Board in its risk oversight function by reviewing and discussing with management our legal risks, system of disclosure controls, the internal controls over financial reporting and risks associated with our cash investment policies. The Nominating and Corporate Governance Committee assists the Board in its risk oversight function by periodically reviewing and discussing with management important governance and associated regulatory compliance issues. The Compensation Committee assists the Board in its risk oversight function by overseeing strategies with respect to our incentive compensation programs and key employee retention issues. We believe that the Board of Directors leadership structure facilitates the division of risk management oversight responsibilities among the Board committees and enhances the Board’s efficiency in fulfilling its oversight function with respect to different business risks and risk mitigation practices.

Board Committees

The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each of these committees operates under a written charter adopted by the Board, current copies of which are posted on the “Corporate Governance” section of the “Investors” page of our website, www.transcept.com. On February 2, 2011, the Board approved the following changes to the composition of its committees, which will take effect on May 1, 2011:

Board Committee Composition from February 2009 to May 1, 2011

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee

Frederick J. Ruegsegger (Chairman) Christopher B. Ehrlich Kathleen D. LaPorte	Daniel K. Turner III (Chairman) Christopher B. Ehrlich Camille D. Samuels	Thomas D. Kiley (Chairman) Jake R. Nunn Daniel K. Turner III

Board Committee Composition Effective May 1, 2011

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee

Frederick J. Ruegsegger (Chairman) Kathleen D. LaPorte G. Kirk Raab	Christopher B. Ehrlich (Chairman) Jake R. Nunn G. Kirk Raab	Thomas D. Kiley (Chairman) Frederick J. Ruegsegger

Audit Committee

The responsibilities of the Audit Committee include the following:

•	oversee our accounting and financial reporting processes and audits of our financial statements;

•	assist the Board in oversight and monitoring of:

•	the integrity of our financial statements,

•	our compliance with legal and regulatory requirements under applicable securities law,

•	the independent registered public accounting firms’ qualifications, independence and performance, and

•	our systems of disclosure controls and internal accounting and financial controls;

•	prepare a report in our annual proxy statement in accordance with the rules of the SEC;

•	provide the Board with the results of its monitoring and recommendations derived from its responsibilities; and

•

provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that come to its attention and that require the attention of the Board.

Management has the primary responsibility for our financial statements and the reporting process including our system of internal accounting and financial controls.

The Board of Directors has determined that Mr. Ruegsegger is an “audit committee financial expert” as defined in the SEC rules. The Audit Committee held five meetings during 2010 and acted once by unanimous written consent.

Compensation Committee

Responsibilities

The responsibilities of the Compensation Committee include the following:

•	review and determine all forms of compensation to be provided to our executive officers;

•	establish and review general policies relating to compensation, benefits and all bonus and equity compensation for all employees; and

•	produce an annual report on executive compensation for inclusion in our proxy materials in accordance with the rules of the SEC.

Refer to “Compensation Discussion and Analysis” for more information about our Compensation Committee and its processes and procedures. The Compensation Committee held three meetings during 2010 and acted once by unanimous written consent.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee or executive officer of Transcept has served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the our Board of Directors or Compensation Committee. Since the formation of the Compensation Committee, none of its members or currently planned members has been an officer or employee of Transcept either during or prior to such member’s serving on the Compensation Committee.

Nominating and Corporate Governance Committee and Director Nominations

The responsibilities of the Nominating and Corporate Governance Committee relating to the nomination of directors include the following:

•

consider and approve all nominees for membership on the Board, including the slate of nominees to be proposed by the Board to our stockholders for election at an annual stockholders’ meeting and any nominees to be elected or appointed by the Board to fill interim director vacancies;

•	evaluate all proposed director nominees;

•	evaluate incumbent directors before recommending re-nomination; and

•	recommend all approved candidates to the Board for appointment or nomination to our stockholders.

The Nominating and Corporate Governance Committee selects as candidates to the Board of Directors for appointment or nomination individuals of high personal and professional integrity and ability who can contribute to the Board of Directors’ effectiveness in serving the interests of our stockholders. Director nominees are expected to have considerable management experience that would be relevant to our current and expected future business directions, a track record of accomplishment and a commitment to ethical business practices. The Nominations and Corporate Governance Committee also considers diversity in professional experience and skill sets in identifying nominees for director. The Board of Directors, along with the Nominating and Corporate Governance Committee, utilizes its own resources to identify qualified candidates that meet these criteria to join the Board of Directors and may, in the future, use an executive recruiting firm to assist in the identification and evaluation of such qualified candidates. For these services, an executive recruiting firm would be paid a fee. The Nominating and Corporate Governance Committee has not established a procedure for considering nominees for director nominated by our stockholders. The Board of Directors and Nominating and Corporate Governance Committee believe that they can identify appropriate candidates to our Board of Directors. Stockholders may nominate candidates for director in accordance with the advance notice and other procedures contained in our bylaws.

The responsibilities of the Nominating and Corporate Governance Committee relating to corporate governance include the following:

•	develop and recommend to the Board the governance principles applicable to us;

•	oversee the evaluation of our Board and management;

•	recommend director nominees for each committee of our Board;

•	monitor and review compliance with our Code of Business Conduct and Ethics;

•	develop and recommend director conflict of interest policy applicable to our directors; and

•	review performance of the committees of the Board, and make recommendations regarding committee organization, membership, function and effectiveness.

The Nominating and Corporate Governance Committee held two meetings during 2010 and acted twice by unanimous written consent.

Independence of Directors

The Board of Directors has determined that directors Ehrlich, Kiley, LaPorte, Nunn, Raab, Ruegsegger, Samuels and Turner are each independent as defined under The NASDAQ Stock Market listing standards. The Board of Directors has also determined that each member of the Compensation Committee and Nominating and Corporate Governance Committee is independent as defined under The NASDAQ Stock Market listing standards, and that each member of the Audit Committee is independent as defined under The NASDAQ Stock Market listing standards and applicable SEC rules, in each case, as constituted before and after the anticipated committee changes set forth in this proxy statement. In reaching its conclusions on independence, the Board of Directors reviewed, among other factors, the relationships between the above-identified directors and certain of our investors and determined that such relationships did not affect such directors’ independence under the standards of The NASDAQ Stock Market, or, where applicable, under SEC rules. In January 2011, Ms. Samuels tendered her resignation to the Board of Directors, effective immediately following the Annual Meeting. In addition, with the consent of Mr. Turner, Mr. Turner was not nominated for re-election as a Class II director at the Annual Meeting, at which time his service on our Board of Directors will cease.

Board Attendance at Board and Stockholder Meetings

The Board of Directors held a total of seven meetings during 2010 and acted once by unanimous written consent. No director serving throughout 2010 attended fewer than 75% of the aggregate of all meetings of the Board and the committees of the Board upon which such director served.

We do not have a formal policy regarding attendance by members of the Board at our annual meeting of stockholders, but directors are encouraged to attend. Seven of the ten board members attended our 2010 annual meeting of stockholders.

Communicating with the Board of Directors

In accordance with our policies regarding communication to non-management members of the Board of Directors, stockholders may communicate with such members by sending an email to the Chairman of the Board of Directors at Chairman@transcept.com. The Chairman of the Board of Directors monitors such communications and provides summaries at regularly scheduled meetings of the Board of Directors. Where the nature of the communication warrants, the Chairman of the Board of Directors may determine, in his judgment as considered appropriate, to obtain the more immediate attention of the appropriate committee of the Board of Directors or non-management director, of independent advisors or of management.

Code of Business Conduct and Ethics

We have adopted a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the code on the “Corporate Governance” section of the “Investors” page of our website, www.transcept.com. In addition, we intend to post on our website all disclosures that are required by law or The NASDAQ Stock Market listing standards concerning any amendments to, or waivers from, any provision of the code.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of March 31, 2011 for:

•	each person, or group of affiliated persons, who are known by us to beneficially own more than 5% of our outstanding shares of Common Stock;

•	each of our directors as of March 31, 2011, including the two nominees for re-election;

•	each of our named executive officers; and

•	all of our current directors, nominees for director and executive officers as a group.

The number of shares beneficially owned by each entity, person, director or executive officer is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days of March 31, 2011, through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power, or shares such powers with his or her spouse, with respect to the shares set forth in the following table.

The percentage of ownership is based on 13,468,698 shares of Common Stock outstanding on March 31, 2011, adjusted as required by the rules promulgated by the SEC to determine beneficial ownership. We do not know of any arrangements, including any pledge by any person of securities of Transcept, the operation of which may at a subsequent date result in a change of control of Transcept. Unless otherwise noted, the address of each director and current and former executive officer of Transcept is c/o Transcept Pharmaceuticals, Inc., 1003 West Cutting Blvd., Suite 110, Point Richmond, California 94804.

Name	Amount and Nature of Beneficial Ownership(1)	Percentage of Beneficial Ownership
5% Stockholders

Entities Affiliated with New Enterprise Associates (2) 1954 Greenspring Drive, Suite 600 Timonium, MD 21093	2,086,756	15.5%

Entities Affiliated with New Leaf Venture Partners Entities (3) 2500 Sand Hill Road, Suite 203 Menlo Park, CA 94025	1,636,982	12.2%

Entities Affiliated with InterWest Partners Entities (4) 2710 Sand Hill Road, 2nd Floor Menlo Park, CA 94025	1,251,808	9.3%

Montreux Equity Partners Entities (5) 3000 Sand Hill Road Building 1, Suite 260 Menlo Park, CA 94026	1,135,200	8.4%

Hamilton BioVentures Entities (6) 990 Highland Drive, Suite 314 Solana Beach, CA 92075	998,012	7.4%

Name	Amount and Nature of Beneficial Ownership(1)	Percentage of Beneficial Ownership
Directors and Executive Officers

Kathleen D. LaPorte (7)	1,652,992	12.3%

Christopher B. Ehrlich (8)	1,267,818	9.4%

Daniel K. Turner III (9)	1,151,210	8.5%

Glenn A. Oclassen (10)	530,099	3.9%

Camille D. Samuels (11)	444,804	3.3%

Nikhilesh N. Singh (12)	335,010	2.5%

John P. Walker (13)	193,586	1.4%

Thomas P. Soloway (14)	193,587	1.4%

G. Kirk Raab (15)	153,242	1.1%

Terrence O. Moore (16)	103,814	*

Thomas D. Kiley (17)	68,039	*

Joseph T. Kennedy (18)	56,985	*

Frederick J. Ruegsegger (19)	21,295	*

Jake R. Nunn (20)	16,010	*

All current executive officers and directors as a group (15 persons)	6,228,585	42.7%

*	Beneficial ownership representing less than 1%.
(1)	This table is based upon information supplied by officers and directors and upon information gathered by us about principal stockholders known to us based on Schedules 13D and 13G and related joint filing agreements, and Forms 3 and 4 filed with the SEC and includes number of shares as of March 31, 2011 along with options and warrants exercisable within 60 days of March 31, 2011.
(2)

Comprises (a) 1,103,283 shares held by New Enterprise Associates 12, Limited Partnership (“NEA 12”), (b) 980,143 shares held by New Enterprise Associates 10, Limited Partnership (“NEA 10”), (c) 2,494 shares held by NEA Ventures 2007, L.P. (“Ven 2007”), and (d) 836 shares held by NEA Ventures 2002, L.P. (“Ven 2002”). NEA 12 GP, LLC (“NEA 12 LLC”) is the sole general partner of NEA Partners 12, Limited Partnership (“NEA Partners 12”), which is the sole general partner of NEA 12. The individual managers of NEA 12 LLC are M. James Barrett, Peter J. Barris, Forest Baskett, Ryan D. Drant, Patrick J. Kerins, Krishna ‘Kittu’ Kolluri, C. Richard Kramlich, Charles W. Newhall III, Mark W. Perry, and Scott D. Sandell. NEA Partners 12, NEA 12 LLC, and the individual managers of NEA 12 LLC may be deemed to have shared voting and dispositive power over, and be deemed indirect beneficial owners of, the shares directly held by NEA 12. NEA Partners 10, Limited Partnership (“NEA Partners 10”) is the sole general partner of NEA 10. The individual general partners of NEA Partners 10 are M. James Barrett, Peter J. Barris, C. Richard Kramlich, Charles W. Newhall III, Mark W. Perry, and Scott D. Sandell. NEA Partners 10 and the individual general partners of NEA Partners 10 may be deemed to have shared voting and dispositive power over, and be deemed indirect beneficial owners of, the shares directly held by NEA 10. The aforementioned indirect holders of the shares owned by NEA 12 and NEA 10 disclaim beneficial ownership of such shares except to the extent of their actual pecuniary interest therein. The shares directly held by Ven 2007 are indirectly held by Karen P. Welsh, the general partner of Ven 2007. Ms. Welsh holds voting and dispositive power with respect to the shares held by Ven 2007 and disclaims beneficial ownership of such shares except to the extent of her actual pecuniary interest therein. The shares directly held by Ven 2002 are indirectly held by Pamela J. Clark, the general partner of Ven 2002. Ms. Clark holds voting and dispositive power with respect to the shares held by Ven 2002 and disclaims beneficial ownership of such shares except to the extent of her actual pecuniary interest therein.

(3)	Comprises 1,636,982 shares held by New Leaf Ventures I, L.P. New Leaf Venture Management I, L.P. is the general partner of New Leaf Ventures I, L.P. and New Leaf Venture Management I, LLC is the general partner of New Leaf Venture Management I, L.P. Srinivas Akkaraju, Philippe O. Chambon, Jeani Delagardelle, Ron Hunt, James Niedel and Vijay Lathi share voting and dispositive power with respect to shares held by New Leaf Ventures I, L.P. and disclaim beneficial ownership of such shares except to the extent of their pecuniary interests therein.
(4)	Comprises 1,251,808 shares held by InterWest Partners IX, L.P. InterWest Management Partners IX, LLC is the general partner of InterWest Partners IX, L.P. Harvey B. Cash, Philip T. Gianos, W. Stephen Holmes, Gilbert H. Kliman, Arnold L. Oronsky, Thomas L. Rosch, and Michael B. Sweeney are managing directors of InterWest Management Partners IX, LLC. Bruce A. Cleveland, Christopher B. Ehrlich, Nina Kjellson, Khaled A. Nasr and Douglas A. Pepper are venture members of InterWest Management Partners IX, LLC. Each managing director and venture member of InterWest Management Partners IX, LLC shares voting and dispositive power with respect to shares held by InterWest Partners IX, L.P. and disclaims beneficial ownership of such shares except to the extent of his or her pecuniary interest therein.
(5)	Comprises 471,749 shares held by Montreux Equity Partners II SBIC, L.P., 569,361 shares held by Montreux Equity Partners III SBIC, L.P., 58,178 shares held by Montreux IV Associates, LLC, 17,956 shares issuable upon exercise of warrants held by Montreux Equity Partners II SBIC, L.P. within 60 days of March 31, 2011 and 17,956 shares issuable upon exercise of warrants held by Montreux Equity Partners III SBIC, L.P. within 60 days of March 31, 2011. Montreux Equity Management II SBIC, LLC is the general partner of Montreux Equity Partners II SBIC, L.P., Montreux Equity Management III SBIC, LLC is the general partner of Montreux Equity Partners III SBIC, L.P. and Montreux Equity Management IV, LLC is the manager of Montreux IV Associates, LLC. Howard D. Palefsky and Daniel K. Turner III share voting and dispositive power with respect to the shares held by Montreux Equity Partners II SBIC, L.P. and Montreux Equity Partners III SBIC, L.P. and disclaim beneficial ownership of such shares except to the extent of their pecuniary interests therein. Howard D. Palefsky, Daniel K. Turner III, Manish Chapekar and John Savarese share voting and dispositive power with respect to the shares held by Montreux IV Associates, LLC and disclaim beneficial ownership of such shares except to the extent of their pecuniary interests therein.
(6)	Comprises 965,690 shares held by Hamilton BioVentures, L.P. and 32,322 shares issuable upon exercise of warrants held by Hamilton BioVentures, L.P. within 60 days of March 31, 2011. Hamilton BioVenture Partners, LLC is the general partner of Hamilton BioVentures, L.P. Kerry Dance, Ph.D. and Richard J. Crosby share voting and dispositive power with respect to shares held by Hamilton BioVentures, L.P. and disclaim beneficial ownership of such shares except to the extent of their pecuniary interests therein.
(7)	Comprises 1,636,982 shares held by New Leaf Ventures I, L.P. New Leaf Venture Management I, L.P. is the general partner of New Leaf Ventures I, L.P. and New Leaf Venture Management I, LLC is the general partner of New Leaf Venture Management I, L.P. Srinivas Akkaraju, Philippe O. Chambon, Jeani Delagardelle, Ron Hunt, James Niedel, and Vijay Lathi share voting and dispositive power with respect to shares held by New Leaf Ventures I, L.P. and disclaim beneficial ownership of such shares except to the extent of their pecuniary interests therein. Ms. LaPorte is a limited partner of New Leaf Venture Associates I, L.P., which is a limited partner of New Leaf Venture Management I, L.P. and is a Managing Director to New Leaf Venture Partners, L.L.C., which provides management services to New Leaf Ventures I, L.P. Also includes 16,010 shares issuable upon exercise of options held by Ms. LaPorte within 60 days of March 31, 2011. Ms. LaPorte disclaims beneficial ownership of all shares held by New Leaf Ventures I, L.P. except to the extent of her pecuniary interest therein.
(8)

Comprises 1,251,808 shares held by InterWest Partners IX, L.P. InterWest Management Partners IX, LLC is the general partner of InterWest Partners IX, L.P. Harvey B. Cash, Philip T. Gianos, W. Stephen Holmes, Gilbert H. Kliman, Arnold L. Oronsky, Thomas L. Rosch, and Michael B. Sweeney are managing directors of InterWest Management Partners IX, LLC. Bruce A. Cleveland, Christopher B. Ehrlich, Nina Kjellson, Khaled A. Nasr and Douglas A. Pepper are venture members of InterWest Management Partners IX, LLC.

Each managing director and venture member of InterWest Management Partners IX, LLC shares voting and dispositive power with respect to shares held by InterWest Partners IX, L.P. and disclaims beneficial ownership of such shares except to the extent of his or her pecuniary interest therein. Also includes 16,010 shares issuable upon exercise of options held by Mr. Ehrlich within 60 days of March 31, 2011.

(9)	Comprises 471,749 shares held by Montreux Equity Partners II SBIC, L.P., 569,361 shares held by Montreux Equity Partners III SBIC, L.P., 58,178 shares held by Montreux IV Associates, LLC, 17,956 shares issuable upon exercise of warrants held by Montreux Equity Partners II SBIC, L.P. within 60 days of March 31, 2011, 17,956 shares issuable upon exercise of warrants held by Montreux Equity Partners III SBIC, L.P. within 60 days of March 31, 2011, and 16,010 shares issuable upon exercise of options held by Mr. Turner within 60 days of March 31, 2011. Montreux Equity Management II SBIC, LLC is the general partner of Montreux Equity Partners II SBIC, L.P., Montreux Equity Management III SBIC, LLC is the general partner of Montreux Equity Partners III SBIC, L.P. and Montreux Equity Management IV, LLC is the manager of Montreux IV Associates, LLC. Howard D. Palefsky and Daniel K. Turner III share voting and dispositive power with respect to the shares held by Montreux Equity Partners II SBIC, L.P. and Montreux Equity Partners III SBIC, L.P. and disclaim beneficial ownership of such shares except to the extent of their pecuniary interests therein. Howard D. Palefsky, Daniel K. Turner III, Manish Chapekar and John Savarese share voting and dispositive power with respect to the shares held by Montreux IV Associates, LLC and disclaim beneficial ownership of such shares except to the extent of their pecuniary interests therein. With the consent of Mr. Turner, Mr. Turner was not nominated for re-election as a Class II director at the Annual Meeting, at which time his service on our Board of Directors will cease.
(10)	Includes 194,744 shares issuable upon exercise of options and 1,098 shares issuable upon exercise of warrants held by Mr. Oclassen within 60 days of March 31, 2011. Also includes 63,457 shares held by Constance Oclassen, Mr. Oclassen’s wife.
(11)	Comprises 408,947 shares held by Versant Venture Capital II, L.P., 2,741 shares held by Versant Affiliates Fund II-A, L.P. and 3,240 shares held by Versant Side Fund II, L.P. Also includes 29,876 shares issuable upon exercise of options held by Ms. Samuels within 60 days of March 31, 2011. Versant Ventures II, L.C. is the general partner of Versant Venture Capital II, L.P., Versant Affiliates Fund II-A, L.P. and Versant Side Fund II, L.P. Charles M. Warden, Bradley J. Bolzon, Ph.D., Ross A. Jaffe, M.D., William J. Link, Ph.D., Rebecca B. Robertson, Brian G. Atwood, Samuel D. Colella, Barbara N. Lubash, Donald B. Milder and Camille D. Samuels share voting and dispositive power with respect to the shares held by Versant Venture Capital II, L.P., Versant Affiliates Fund II-A, L.P. and Versant Side Fund II, L.P. and disclaim beneficial ownership of such shares except to the extent of their pecuniary interests therein. In January 2011, Ms. Samuels tendered her resignation, effective immediately following the Annual Meeting.
(12)	Includes 204,702 shares issuable upon exercise of options and 307 shares issuable upon exercise of warrants held by Dr. Singh within 60 days of March 31, 2011. Also includes 36,709 shares held by the Nikhilesh and Nikki Singh Revocable Trust, for which Dr. Singh is trustee, 78,206 shares held by the Singh Family Trust, for which Dr. Singh is not trustee and 295 shares held by Nikki Singh, Dr. Singh’s wife. Dr. Singh disclaims beneficial ownership of the shares held by the Nikhilesh and Nikki Singh Revocable Trust and the Singh Family Trust except to the extent of his pecuniary interest therein.
(13)	Includes 147,233 shares issuable upon exercise of options within 60 days of March 31, 2011. Mr. Walker served as Chief Executive Officer of Novacea and resigned upon the merger of Novacea and TPI in January 2009. Mr. Walker elected to not stand for re-election at the Annual Meeting, at which time his service on our Board of Directors will cease.
(14)	Includes 162,200 shares issuable upon exercise of options held by Mr. Soloway within 60 days of March 31, 2011. Also includes 153 shares issuable upon exercise of warrants held by the Thomas P. Soloway Revocable Family Trust, for which Mr. Soloway is trustee. Also includes 8,162 shares held by the Thomas P. Soloway Revocable Family Trust, for which Mr. Soloway is trustee, and 20,833 shares held by the Thomas P. Soloway 2003 Irrevocable Trust, for which Mr. Soloway is not trustee. Mr. Soloway disclaims beneficial ownership of the shares held by the Thomas P. Soloway 2003 Irrevocable Trust except to the extent of his pecuniary interest therein.
(15)	Includes 34,658 shares issuable upon exercise of options within 60 days of March 31, 2011.
(16)	Includes 99,886 shares issuable upon exercise of options within 60 days of March 31, 2011.

(17)	Includes 16,010 shares issuable upon exercise of options within 60 days of March 31, 2011. Also includes 20,369 shares held by the Kiley Revocable Family Trust, for which Mr. Kiley is trustee. Mr. Kiley disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.
(18)	Includes 56,985 shares issuable upon exercise of options within 60 days of March 31, 2011.
(19)	Includes 21,295 shares issuable upon exercise of options within 60 days of March 31, 2011.
(20)	Includes 16,010 shares issuable upon exercise of options within 60 days of March 31, 2011. Mr. Nunn has no voting or dispositive power with regard to any of the above referenced shares held by entities affiliated with New Enterprise Associates and disclaims beneficial ownership of such shares except to the extent of his actual pecuniary interest therein.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The Compensation Committee is responsible for evaluating and approving the compensation of our executive officers. This executive summary provides a discussion of how the Compensation Committee views the link between pay and performance for our named executive officers with respect to 2010, and includes additional information with respect to 2009 to provide context. For the purposes of this Compensation Discussion and Analysis, compensation tables and narrative discussion, our named executive officers for 2010 consist of:

•	Glenn A. Oclassen, President and Chief Executive Officer,

•	Thomas P. Soloway, Senior Vice President, Operations and Chief Financial Officer,

•	Nikhilesh N. Singh, Ph.D., Senior Vice President, Chief Scientific Officer,

•	Terrence O. Moore, Vice President, Marketing & Sales, and

•	Joseph T. Kennedy, Vice President, General Counsel, Compliance Officer and Secretary.

The Compensation Committee has sought to implement a compensation program that attracts, retains and motivates top talent, fosters collaboration among the executive team and aligns compensation with the creation of shareholder value. Until 2010, the primary components of our compensation program were base salary, an annual cash incentive bonus program and stock option awards. In January 2010, after notification in October 2009 that the U.S. Food and Drug Administration, or FDA, did not approve Intermezzo®, our lead product candidate, the Compensation Committee, at the recommendation of Glenn A. Oclassen, our Chief Executive Officer, took the following steps to help conserve cash and create a compensation program designed to align management with the primary corporate objective to obtain FDA approval of Intermezzo®:

•	froze executive salaries at 2009 levels;

•	did not pay cash bonuses under our 2009 cash incentive bonus program;

•	suspended the cash incentive bonus program for 2010; and

•	in lieu of a cash incentive bonus program for 2010, awarded executives a one-time, special stock option award with vesting tied to FDA approval of Intermezzo®.

As a result of the approach taken with respect to 2010 executive compensation, our independent compensation consultant concluded the following regarding our 2010 compensation, as compared with 2010 peer companies selected to assess our executive compensation:

•	Base salaries, on average, were below the 50th percentile among peers, which was less than the Compensation Committee’s guideline to set base salaries at approximately the 50th percentile;

•

Due to the suspension of the 2010 cash incentive bonus program, total cash compensation approximated the 25th percentile among peers, which was less than the Compensation Committee’s guideline to set total cash compensation at the 75th percentile; and

•

Annual incentive option grants considered together with the one-time 2010 special incentive option grants approximately equaled the Compensation Committee’s targeted 75th percentile for annual equity awards and the forgone 2010 cash incentive bonus potential.

Executive Compensation Philosophy

Our executive compensation program impacts all employees by establishing a general framework for compensation and creating a work environment focused on expectations, goals and rewards. Because the performance of every employee is important to our overall success, the Compensation Committee is mindful of the impact executive compensation and incentive programs have on all employees.

We maintain our headquarters and operations in the San Francisco Bay area, which has a high cost of living and a highly competitive employment environment. Specifically, numerous life science and other high-growth and commercial companies are nearby and compete for the same personnel that we seek to recruit, motivate and retain. In addition, the business cycle in the life science industry is typically much longer than other commercial industries requiring long-term dedication from employees. We recognize that highly-qualified executives and other skilled professionals have many career opportunities and that their choices to join or stay with us rest in part with the mix of compensation being paid. In reconciling these considerations, the Compensation Committee strives to act in the long-term best interests of Transcept and its stockholders and believes that our executive compensation program strongly aligns management with the long-term interests of our stockholders.

Objectives of the Executive Compensation Program

Our executive compensation program is designed to achieve three primary objectives:

•	Provide competitive compensation to attract, retain and motivate top talent;

•

Foster collaboration among our executive team and promote the achievement of annual strategic objectives by linking compensation to the achievement of shared corporate performance goals and individual objectives that support corporate goals; and

•	Align compensation with stockholders and reward the creation of stockholder value.

Compensation Elements and Purpose

In 2010, executive compensation at Transcept consisted of the following elements:

•	Base salary: Compensation for ongoing performance throughout the year.

•	Long-term incentive stock option awards: Equity compensation to provide an incentive to manage Transcept from the perspective of an owner with an equity stake in the business.

•

Severance and change-in-control benefits: Remuneration paid to executive officers in the event of a qualifying termination in connection with a change-in-control of Transcept or an involuntary employment termination.

•	Other benefits: Employee benefit plans in which executive officers and all employees participate.

In 2009, executive compensation at Transcept also included an annual incentive cash bonus program, under which executives were eligible for cash bonuses to recognize and reward annual performance, including company and individual performance. However, no cash bonuses were awarded with respect to 2009 and in lieu of an annual incentive cash bonus program for 2010, our named executive officers were awarded a one-time, special stock option award with vesting tied to FDA approval of Intermezzo®.

Our compensation program is designed to reward performance by making a significant portion of the potential compensation of all executive officers contingent on the achievement of our business objectives. In rewarding performance, we have historically sought to incentivize long-term individual and corporate performance and provided special incentives only when we need to achieve specific short-term goals. To date, we have not consistently structured our compensation elements for executive officers so as to target each separate component at a specific percentage of their total direct compensation for the year. The determination of the Compensation Committee as to the appropriate use and weight of each component of executive compensation has been historically subjective, based on its view of the relative importance of each component in meeting overall Transcept objectives.

Compensation Process and Compensation Committee

The Compensation Committee determines all compensation for executive officers. Since January 2009, our Compensation Committee consisted of Daniel K. Turner III, as its chairman, Christopher B. Ehrlich and Camille

D. Samuels. Effective May 1, 2011, the Compensation Committee will consist of Christopher B. Ehrlich, as its chairman, Jake R. Nunn and G. Kirk Raab. Each of the individuals currently serving on our Compensation Committee, and expected to begin service on May 1, 2011, is considered an independent director under the rules of The NASDAQ Stock Market and a “non-employee director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

To aid the Compensation Committee in its responsibilities, the Chief Executive Officer and Chief Financial Officer provide the Compensation Committee with a variety of information, including analyses relating to our performance, the individual performance of executive officers and compensation recommendations for all executive officers based on industry compensation surveys and internal equity. Neither the Chief Executive Officer nor the Chief Financial Officer participates in the Compensation Committee’s deliberations or decisions with regard to his respective compensation terms. The Chairman of the Board participates in the process for determining the Chief Executive Officer’s compensation. The Chief Executive Officer participates in the process for determining the Chief Financial Officer’s compensation.

In September 2008, prior to our reverse merger with the private company, Transcept Pharmaceuticals, Inc., or TPI, the compensation committee of TPI engaged Compensia, an independent executive compensation consulting firm, to advise it on developing an executive compensation strategy to help transition from a privately-held company to a publicly-held company and on matters relating to board of directors and executive compensation plans as a whole. In February 2009, Compensia made its formal presentation to the Compensation Committee, which considered the Compensia recommendations for purposes of making fiscal 2009 compensation determinations. For purposes of comparison with other public companies, Compensia established, and the Compensation Committee approved, the following peer group for determining 2009 compensation:

• ACADIA Pharmaceuticals Inc.	• Neurocrine Biosciences, Inc.

• Alexza Pharmaceuticals, Inc.	• NeurogesX, Inc.

• ARYx Therapeutics, Inc.	• Orexigen Therapeutics, Inc.

• Biodel Inc.	• Somaxon Pharmaceuticals, Inc.

• Cadence Pharmaceuticals, Inc.	• Trubion Pharmaceuticals, Inc.

• Jazz Pharmaceuticals, Inc.	• Vanda Pharmaceuticals Inc.

• MAP Pharmaceuticals, Inc.

In late 2009, the Compensation Committee again engaged Compensia to work with management to assess matters relating to board of directors and executive compensation plans, evaluate our compensation policies and practices, report to the Compensation Committee on its findings, and to make recommendations for adjustments. In January 2010, our Compensation Committee completed 2009 performance reviews of our current executive officers and implemented compensation adjustments to be effective for fiscal 2010. For purposes of comparison with other public companies, Compensia established, and the Compensation Committee approved, the following peer group for determining 2010 compensation:

• Acura Pharmaceuticals, Inc.	• Orexigen Therapeutics, Inc.

• Alexza Pharmaceuticals, Inc.	• Pain Therapeutics, Inc.

• ARYx Therapeutics, Inc.	• Somaxon Pharmaceuticals, Inc.

• Avanir Pharmaceuticals, Inc.	• Synta Pharmaceuticals Corp.

• Cadence Pharmaceuticals, Inc.	• Trubion Pharmaceuticals, Inc.

• Jazz Pharmaceuticals, Inc.	• Vanda Pharmaceuticals Inc.

• MAP Pharmaceuticals, Inc.	• VIVUS, Inc.

• NeurogesX, Inc.

Calculation of Executive Compensation Elements

Until 2010, the Transcept executive compensation program consisted of three main elements: base salary, an annual cash incentive bonus program, and stock option awards. In 2010, we suspended our annual cash incentive bonus program and granted a one-time, special incentive option grant to executives. The following is a discussion of the elements of our executive compensation presented in this proxy statement.

Base Salary

In February 2009, our Compensation Committee established a target for aggregate cash compensation at approximately the 75th percentile. Aggregate cash compensation consists of salary and payments under our cash incentive bonus plan assuming payments under the bonus program are made at the target maximum. In February 2009, the Compensation Committee approved base salary increases for fiscal 2009 that were intended to bring base salaries of our executive officers to a level at or slightly below the 50th percentile for our peer group. As a result, The Compensation Committee set 2009 base salaries for our named executive officers as follows:

Officer	2009 Base Salary
Glenn A. Oclassen	$405,000
Thomas P. Soloway	$280,000
Nikhilesh N. Singh	$280,000
Terrence O. Moore	$275,000

Mr. Kennedy did not become an employee and executive officer of Transcept until March 2009. We set Mr. Kennedy’s 2009 annual base salary at $275,000 based upon an arm’s length negotiation.

In January 2010, upon recommendation of Mr. Oclassen, the President and Chief Executive Officer of Transcept, the Compensation Committee did not grant increases to 2009 base salaries for 2010. This decision was made after consideration of the notification received from the FDA in October 2009 that the FDA did not approve Intermezzo®, our lead product candidate. The Compensation Committee made such decision, in part, to conserve cash prior to attaining the corporate goal of receiving FDA approval of Intermezzo®. The Compensation Committee retained Compensia in late 2009 to work with management and to advise it on its compensation practices for 2010. In January 2010, the Compensia review concluded that due to the fact that 2010 base salaries for Transcept executives were not adjusted from 2009, average 2010 base salaries were below the 50th percentile of 2010 peer companies, which was less than the Compensation Committee’s guideline to set salaries at approximately the 50th percentile.

Cash Incentive Bonus Program

Annual Cash Incentive Bonus Program and 2010 Determination on Fiscal 2009 Bonus Plan

In February 2009, with the assistance of Compensia, the Compensation Committee reviewed the structure of our cash incentive bonus program and the levels of target compensation under the program. In 2009, the Compensation Committee determined, based in part on the Compensia review, to set aggregate total realizable cash compensation for our executive officers to approximately the 75th percentile of our peer group while setting an approximate target of the 50th percentile with respect to base salary levels. This determination reflects the philosophy of the Compensation Committee that cash compensation should be competitive with our peer group but that a substantial portion of the amount that can be earned should be “at risk” and subject to achievement of corporate objectives that promote the development of our business.

In 2009, the Compensation Committee set the target percentage of each officer’s base salary that could be earned under the annual incentive cash bonus program as follows:

•	Mr. Oclassen: 50% of base salary

•	Dr. Singh and Mr. Soloway: 35% of their respective base salaries

•	Other executive officers: 30% of their respective base salaries

For 2009, target bonus eligibility for named executive officers was to be based 60% on achievement of 2009 corporate objectives with the remaining 40% determined on a discretionary basis subject to individual performance and other factors. The Compensation Committee determined that no bonus would be paid to the named executive officers unless the corporate goals were determined to have been achieved at a 65% level based on assigned weightings to each of the corporate objectives. The Compensation Committee retained discretion to determine the portion of the bonus that would be paid if the corporate goals were achieved at a level between 65% and 100%. The Compensation Committee also retained the discretion to change the bonus structure and the bonus payouts as it considered appropriate. Corporate goals for 2009 related to the regulatory and marketing status of Intermezzo®, patent prosecution, development of a second product candidate, and development of strategic partner relationships.

In January 2010, the Compensation Committee met to determine bonus payments under the cash incentive bonus program for fiscal 2009 performance. Upon the recommendation of Mr. Oclassen, the Compensation Committee did not approve any awards to executives under the 2009 cash incentive bonus program. In making such decision, the Compensation Committee considered corporate performance against predetermined goals and objectives, most significantly, the failure to achieve FDA marketing approval of Intermezzo®, our lead product candidate, which was weighted heavily in the pre-determined corporate objectives established by the Compensation Committee at the beginning of the year. The Compensation Committee also considered receipt by Transcept of two Notices of Allowance for patents covering Intermezzo® in the United States, the development status of a second product candidate and the establishment by management of a collaboration for the commercialization of Intermezzo® in the United States.

No Fiscal 2010 Cash Incentive Bonus Plan

In January 2010, the Compensation Committee met to determine the suitability of a cash incentive bonus program for fiscal 2010 performance. Upon recommendation of Mr. Oclassen, the Compensation Committee determined to eliminate the cash incentive bonus program for 2010. In making such decision, the Compensation Committee considered how best to align corporate performance against predetermined goals. The primary corporate goal identified was to receive FDA marketing approval of Intermezzo®. The Compensation Committee also considered the benefits of conserving cash prior to attaining any such receipt of FDA approval of Intermezzo® and the potential timing of such approval. After consideration, the Compensation Committee determined that a one-time, special stock option award would help to conserve cash and be a more appropriate compensation tool to align management with the primary corporate objective to obtain FDA approval of Intermezzo®. These special stock option awards are described below under the heading “2010 Special Incentive Option Grants.” Due to the suspension of the 2010 cash incentive bonus program, total cash compensation approximated the 25th percentile among peers, which was less than the Compensation Committee’s guideline to set total cash compensation at the 75th percentile.

Stock Option Awards

We believe that stock option awards are an effective means of aligning the interests of executives and stockholders, rewarding executives for achieving success over the long term and providing executives an incentive to remain with Transcept. We grant options to new executives upon the commencement of their employment and historically have tied additional option grants to the timing of financing events and based upon overall corporate performance. In 2009, we moved from an event-based grant program for executive officer stock option grants to an annual grant timetable that is part of our annual review process. In granting stock options to our executives, we consider an executive’s existing option grants and equity holdings, including factors such as the total percentage of the company’s capital stock represented by those option grants and holdings and the extent to which these grants and holdings are vested. We aggregate option grants that would be granted to our individual officers based on comparisons to peers outside our company. Then, based on our desire to promote an egalitarian team ethic, we reallocate stock option grants among similarly situated classes of executives based on title, such as Senior Vice President or Vice President, so that similarly titled executives are awarded similar grants.

The typical vesting schedule for initial stock option grants to our employees includes vesting of 25% of the shares subject to the option at one year, and equal monthly vesting of the remaining shares subject to the option thereafter over the next 36 months. After an initial stock option grant is made to any employee, subsequent option grants typically vest in equal monthly installments over a total of 48 months. The Compensation Committee retains the discretion to grant additional options to executive officers as a reward for exceptional performance.

2010 Annual Stock Option Grants

In January 2010, as part of our annual stock option grant process, our Compensation Committee granted the named executive officers options to purchase our Common Stock as indicated in the table below. All such stock options were granted under our 2006 Incentive Award Plan. Options granted to the named executive officers had an exercise price of $8.21 per share, the closing price of our Common Stock on the date of grant. The options vest in equal monthly installments over a 48-month period, subject to continuous active service to us during such period.

The size of these grants was determined based on the recommendations of Compensia and the Compensation Committee’s guideline to grant equity incentives with a value equal to approximately the 75th percentile of our peer group, and was then reduced approximately 10% so that Transcept did not deplete share reserves under our 2006 Incentive Award Plan. We also aggregated option grants that would be granted to our individual officers based on comparisons to peers outside our company. Based on our desire to promote an egalitarian team ethic, we then reallocated stock option grants among similarly situated classes of executives based on title, such as Senior Vice President or Vice President, so that similarly titled executives were awarded similar grants. For example, this reallocation had the effect of lowering the value of grants made to Messrs. Moore and Kennedy in favor of other Vice Presidents. We also re-allocated a portion of the 2010 annual option grants to the 2010 special incentive option grants. After such adjustments, the annual stock option grants in 2010, in the aggregate, were significantly below the 75th percentile guideline set by the Compensation Committee, based on an equal blend of Black-Scholes valuation method and a method that compares the percentage of the company represented by equity grants. For purposes of valuing these grants, we used the Black-Scholes option pricing model in a manner and based on assumptions consistent with our determination of stock compensation expense under ASC Topic 718.

Name	Shares Subject to Option
Glenn A. Oclassen	111,800
Thomas P. Soloway	47,300
Nikhilesh N. Singh, Ph.D.	47,300
Terrence O. Moore	32,700
Joseph T. Kennedy	25,900

2010 Special Incentive Option Grants

In January 2010, our Compensation Committee also granted the named executive officers options to purchase our Common Stock as indicated in the table below as a special incentive to align management with the primary corporate objective to obtain FDA approval of Intermezzo®. All such stock options were granted under our 2006 Incentive Award Plan. Options granted to the named executive officers had an exercise price of $8.21 per share, the closing price of our Common Stock on the date of grant. Fifty percent of such options vest upon approval by the FDA of Intermezzo® and the remaining 50% vest on the first anniversary of any such approval; provided in each case that such approval occurs no later than January 14, 2012.

The number of options granted to each executive was based in part on what would have been each executive’s projected cash target bonus for fiscal 2010 assuming 100% performance and bonus rates for each executive of 50%, 35%, 35%, 30% and 30% of the predetermined base salary for each of Messrs. Oclassen, Soloway, Singh, Moore and Kennedy, respectively. Then, a number of options was calculated so that grants were equal in value to the respective hypothetical potential cash bonus award for each executive under the Black-Scholes option pricing model, calculated in a manner and based on assumptions consistent with our determination of stock compensation expense under ASC Topic 718. The number of options granted was then reduced by approximately 10% so that Transcept did not deplete share reserves under our 2006 Incentive Award Plan. We also considered annual aggregated option grants that would be granted to our individual officers based on comparisons to peers outside our company. Based on our desire to promote an egalitarian team ethic, we then reallocated stock option grants among similarly situated classes of executives based on title, such as Senior Vice President or Vice President, so that similarly titled executives are awarded similar grants, as we did with 2010 Annual Stock Option Grants.

Name	Shares Subject to Option
Glenn A. Oclassen	59,000
Thomas P. Soloway	24,100
Nikhilesh N. Singh, Ph.D.	24,100
Terrence O. Moore	14,400
Joseph T. Kennedy	20,200

Compensia determined that annual stock option grants considered together with the one-time 2010 special incentive option grants approximately equaled, on an aggregate basis for all executive officers, including our named executive officers, the Compensation Committee’s targeted 75th percentile level for annual equity awards and the forgone 2010 cash incentive bonus potential.

Employment and Severance Agreements

We believe that concerns about potential job loss or the possibility or occurrence of a change-in-control of Transcept can create uncertainty for our executive officers that may unduly affect their performance. For example, fear of an involuntary termination of employment without cause, such as in the event of a reduction in force or position elimination may lead to the untimely departure of a key employee. In addition, the possibility of a change-in-control of Transcept may create uncertainty for executives regarding their continued employment by us because such transactions frequently result in changes in senior management.

Consequently, in 2009 the Compensation Committee approved our entry into Change of Control and Severance Benefits Agreements with our executive officers, including our named executive officers, to ensure that this protection was consistent with peer company and market practices. We believe that these agreements ensure the continued attention and dedication of our executive officers, including our named executive officers, to their assigned duties, and, thus, help ensure that they act in the best interests of our stockholders. These agreements also help to mitigate the risk of a potential job loss, as well as provide additional incentives to our executive officers to remain employed with us.

These agreements provide that each executive officer, including each named executive officer, will receive certain severance benefits if his or her employment is terminated without “cause” or he or she resigns for “good reason” (as those terms are defined in the agreements), within 12 months after a change-in-control of Transcept (as such term is defined in the agreements), or if his or her employment is terminated without cause, other than within 12 months after a change-in-control of Transcept. Where an executive’s employment is terminated without cause, the applicable payment amounts and benefit levels differ depending upon whether or not such termination occurs within 12 months after a change-in-control. The agreements also provide for full acceleration of vesting of equity incentive awards in the event of a qualifying termination or resignation of employment within 12 months after a change-in-control.

For additional information on the specific terms and conditions of the employment agreements of our named executive officers, and estimated potential payments and benefits under these arrangements in connection with qualifying terminations or resignations, see the discussion in this proxy statement under the heading “Transcept Employment and Severance Agreements.”

Other Benefits

Executive officers are eligible to participate in all our employee benefit plans, such as medical, dental, vision, group life, disability, and accidental death and dismemberment insurance, our 401(k) plan, and our Employee Stock Purchase Plan, in each case on the same basis as other employees, subject to applicable law. We also provide vacation and other paid holidays to all employees, including executive officers, which we believe are comparable to those provided at peer companies. We negotiated relocation benefits including limited reimbursement of moving expenses and a limited housing allowance in favor of Messrs. Moore and Kennedy on an arm’s length basis in connection with their relocation to the San Francisco Bay Area to serve as our employees, as we have done on a case-by-case basis with other employees.

Accounting and Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, places a limit of $1,000,000 on the amount of compensation that we may deduct as a business expense in any year with respect to our chief executive officer and certain other highly paid executive officers. We can preserve the deductibility of certain performance-based compensation in excess of $1,000,000 if the conditions of Code Section 162(m) are met. Under applicable tax guidance, the deduction limitation generally will not apply to compensation paid pursuant to any plan or agreement of Novacea or TPI that existed before the closing of the merger, while TPI was not a publicly-held corporation. In addition, certain compensation provided by newly-public companies through a specified reliance period generally will not be included for purposes of the Code Section 162(m) limit, assuming certain requirements are met. Accordingly, we believe that deductibility of all income recognized by executives pursuant to equity compensation granted by TPI prior to the merger with Novacea, as well as any equity compensation granted by Transcept since the merger and through the end of the reliance period, will not be limited by Code Section 162(m). While the Compensation Committee cannot predict how the deductibility limit may impact the Transcept compensation program in future years, the Compensation Committee intends to maintain an approach to executive compensation that strongly links pay to performance. While the Compensation Committee has not adopted a formal policy regarding tax deductibility of compensation paid to Transcept executive officers, the compensation committee intends to consider tax deductibility under Section 162(m) as a factor in compensation decisions.

Code Section 409A imposes additional taxes on certain non-qualified deferred compensation arrangements that do not comply with its requirements. These requirements regulate an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Code Section 409A generally also provides that distributions of deferred compensation only can be made on or following the occurrence of certain events (e.g., the individual’s separation from service, a predetermined date or fixed schedule, a change-in-control, or the individual’s death or disability). For certain executives, Code Section 409A requires that such individual’s distribution of certain non-qualified deferred compensation amounts commence no earlier than six months after such officer’s separation from service. Transcept has and will continue to endeavor to structure its compensation arrangements to be exempt from or comply with Code Section 409A so as to avoid the adverse tax consequences associated therewith.

Report of the Compensation Committee of the Board of Directors

The Compensation Committee of Transcept has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully Submitted By:
MEMBERS OF THE COMPENSATION COMMITTEE

Daniel K. Turner III, Compensation Committee Chairman
Christopher B. Ehrlich
Camille D. Samuels

Dated: April 27, 2011

The information contained above under the caption “Report of the Compensation Committee of the Board of Directors” shall not be deemed to be soliciting material or to be filed with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference into such filing.

EXECUTIVE COMPENSATION

The following table provides information regarding the compensation of the principal executive officer, principal financial officer and each of our next three most highly compensated executive officers who were serving in those positions as of December 31, 2010. We refer to this group as our named executive officers.

Summary Compensation Table

Name and Principal Position	Year	Salary(1)	Bonus	Option Awards(2)	Non-Equity Incentive Plan Compensation	All Other Compensation		Total
Glenn A. Oclassen	2010	$405,000	$—	$988,966	$—	$—		$1,393,966
President and Chief Executive Officer	2009	$401,250	$—	$264,411	$—	$—		$665,661
	2008	$370,833	$—	$—	$107,625	$—		$478,458

Thomas P. Soloway	2010	$280,000	$—	$413,420	$—	$—		$693,420
Sr. Vice President,	2009	$277,000	$—	$123,392	$—	$—		$400,392
Operations and Chief Financial Officer	2008	$254,667	$—	$—	$52,480	$—		$307,147

Nikhilesh N. Singh, Ph.D.	2010	$280,000	$—	$413,420	$—	$—		$693,420
Sr. Vice President and Chief Scientific Officer	2009	$276,875	$—	$123,392	$—	$—		$400,267
	2008	$253,917	$—	$—	$52,275	$—		$306,192

Terrence O. Moore	2010	$275,000	$—	$272,719	$—	$58,942	(3)	$606,661
Vice President, Sales and Marketing	2009	$275,000	$—	$102,827	$—	$25,000		$402,827
	2008	$148,958	$—	$325,650	$30,736	$34,057		$539,401

Joseph T. Kennedy	2010	$275,000	$—	$266,928	$—	$25,000	(4)	$566,928
Vice President, General Counsel, Compliance Officer and Secretary	2009	$224,054	$25,000	$187,230	$—	$127,974		$564,258
	2008	$—	$—	$—	$—	$—		$—

(1)	The amounts in this column include payments in respect of accrued vacation, holidays, and sick days.
(2)	The amounts in this column represent the grant date fair value of options awarded during the respective fiscal year computed in accordance with ASC Topic 718. Assumptions used in calculating the valuation of option awards are described in Note 14 to the Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2010.
(3)	Represents the sum of $48,442 of relocation reimbursement and $10,500 relocation housing allowance.
(4)	Represents a relocation housing allowance.

Grants of Plan-Based Awards

The following table provides information regarding grants of plan based awards to each of the named executive officers during the fiscal year ended December 31, 2010. The options granted to the named executive officers were granted under the Amended and Restated 2006 Incentive Award Plan.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options(1)	Exercise or Base Price of Option Awards	Grant Date Fair Value(2)
Glenn A. Oclassen	1/14/2010	170,800	$8.21	$988,966
Thomas P. Soloway	1/14/2010	71,400	$8.21	$413,420
Nikhilesh N. Singh, Ph.D.	1/14/2010	71,400	$8.21	$413,420
Terrence O. Moore	1/14/2010	47,100	$8.21	$272,719
Joseph T. Kennedy	1/14/2010	46,100	$8.21	$266,928

(1)	See “Outstanding Equity Awards at Fiscal Year-End” table below for vesting information for these option grants.

(2)	The amounts in this column represent the grant date fair value of options awarded computed in accordance with ASC Topic 718. Assumptions used in calculating the valuation of option awards are described in Note 13 to the Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2010.

Outstanding Equity Awards at Fiscal Year-End

The following table presents certain information concerning the outstanding option awards held as of December 31, 2010 by each of the named executive officers.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Glenn A. Oclassen	9,958	—		$0.88	3/15/2016
	80,560	6,838	(1)	$1.77	4/4/2017
	41,250	48,750	(1)	$4.14	2/12/2019
	25,620	86,180	(1)	$8.21	1/14/2020
	—	59,000	(2)	$8.21	1/14/2020

Thomas P. Soloway	66,677	—		$0.88	3/15/2016
	50,321	2,188	(1)	$1.77	4/4/2017
	19,250	22,750	(1)	$4.14	2/12/2019
	10,839	36,461	(1)	$8.21	1/14/2020
	—	24,100	(2)	$8.21	1/14/2020

Nikhilesh N. Singh, Ph.D.	59,599	—		$0.88	3/15/2016
	97,834	4,254	(1)	$1.77	4/4/2017
	19,250	22,750	(1)	$4.14	2/12/2019
	10,839	36,461	(1)	$8.21	1/14/2020
	—	24,100	(2)	$8.21	1/14/2020

Terrence O. Moore	57,419	34,452	(3)	$4.03	7/1/2018
	16,041	18,959	(1)	$4.14	2/12/2019
	7,493	25,207	(1)	$8.21	1/14/2020
	—	14,400	(2)	$8.21	1/14/2020

Joseph T. Kennedy	37,187	47,813	(3)	$3.10	3/12/2019
	5,935	19,965	(1)	$8.21	1/14/2020
	—	20,200	(2)	$8.21	1/14/2020

(1)	Vests monthly over four years.
(2)	Vests 50% upon FDA approval of Intermezzo® and the remaining 50% vest on the first anniversary of any such approval; provided in each case that such approval occurs no later than January 14, 2012.
(3)	Subject to four year vesting, 25% after one year and monthly thereafter for the next 36 months.

Options Exercised and Stock Vested

There were no exercises of options during fiscal 2010 by any of the named executive officers. None of our named executive officers held stock awards during fiscal 2010.

Pension Benefits and Nonqualified Deferred Compensation

We do not provide any pension or nonqualified deferred compensation benefits to our named executive officers.

Transcept Employment and Severance Agreements

We entered into Change of Control and Severance Benefits Agreements with each of our named executive officers. Each of these agreements provides for the executive officer to remain an at-will employee, has a term of five years, and contains provisions that allow for the timing of payments under the agreements to be altered in order to prevent certain adverse tax consequences under Section 409A of the Internal Revenue Code of 1986.

Definitions

“Cause” under these agreements means any one or more of the following:

•	conviction of (or pleading guilty or no contest to) any felony or any crime involving moral turpitude;

•	participation in any material fraud, material act of dishonesty, or other act of intentional and material misconduct against Transcept;

•	intentionally damaging or willfully misappropriating any property of Transcept that in any case has a material adverse effect on us;

•	materially breaching any fiduciary, statutory, or contractual duty owed to us;

•	regularly and materially failing to diligently and successfully perform the executive’s duties;

•	failing to cooperate with us in any investigation or proceeding by any governmental or similar authority or as otherwise authorized by the Board of Directors or a committee thereof; and

•	being found liable in an SEC action and/or being disqualified by the SEC from serving in an executive role.

“Good Reason” under these agreements means that the executive resigns his or her role with us if one of the following has taken place without the executive’s consent, has not been cured within 30 days of the executive providing written notice to our Board of Directors, and the executive’s resignation is effective within 60 days after expiration of the 30-day cure period:

•	there is a material reduction in the executive’s base annual salary;

•

there is a material change in the executive’s position or responsibilities (including the person or persons to whom the executive has reporting responsibilities) that represents an adverse change from the executive’s position or responsibilities from those in effect at any time within 90 days preceding the change of control; provided, however, that a change of control which results in the subsequent conversion of Transcept to a division or unit of the acquiring corporation will not by itself result in a material reduction in the executive’s level of responsibility;

•	the executive is required to relocate his or her principal place of employment to a facility or location that would increase the executive’s one-way commute distance by more than 35 miles;

•	We materially breach our obligations under any then-effective employment agreement with the executive; and

•	an acquirer, successor or assignee of Transcept fails to assume and perform, in any material respect, our obligations under the employment agreement.

“Change of Control” under these agreements means:

•

a transaction or series of transactions (other than a public offering through a registration statement filed with the SEC) whereby any person or persons directly or indirectly acquires beneficial ownership of securities of Transcept possessing more than 50% of the total combined voting power of our securities outstanding immediately after such acquisition; or

•

any period of two consecutive years during which individuals who constitute a majority of our Board of Directors at the beginning of such two year period, together with any new directors whose election by the Board or nomination for election by our stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or

•

the consummation by us of a merger, consolidation, reorganization, business combination, sale or disposition of all or substantially all of our assets in a single transaction or series of related transactions, or the acquisition of assets or stock of another entity, in each case other than in a transaction:

•

which results in the voting securities of Transcept outstanding immediately before the transaction continuing to represent at least a majority of the combined voting power of the successor entity’s outstanding voting securities immediately after the transaction; and

•

after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the successor entity, not including such persons who prior to consummation of the transaction owned enough securities to represent 50% of the voting securities of the successor entity following consummation of the transaction; or

•	Our stockholders approve a liquidation or dissolution of Transcept.

Material Severance Terms Pertaining to Named Executive Officers

Set forth below are descriptions of material severance terms pertaining to our named executive officers.

Glenn A. Oclassen

In the event that we terminate Mr. Oclassen’s employment without cause or Mr. Oclassen resigns for good reason, in either case within 12 months after a change of control, Mr. Oclassen will receive a single lump sum severance payment equal to two times his then-effective annual salary, continued payment of premiums for group health benefits until the earlier of 18 months after termination or the date upon which Mr. Oclassen and his eligible dependents become covered under similar plans, and the vesting of 100% of Mr. Oclassen’s then-outstanding unvested equity awards.

In the event that we terminate Mr. Oclassen’s employment without cause other than within 12 months after a change of control, Mr. Oclassen will receive a single lump sum severance payment equal to 1.5 times his then-effective annual salary and continued payment of premiums for group health benefits until the earlier of 18 months after termination or the date upon which Mr. Oclassen and his eligible dependents become covered under similar plans.

Thomas P. Soloway

In the event that we terminate Mr. Soloway’s employment without cause or Mr. Soloway resigns for good reason, in either case within 12 months after a change of control, Mr. Soloway will receive a single lump sum severance payment equal to 1.5 times his then-effective annual salary, continued payment of premiums for group health benefits until the earlier of 18 months after termination or the date upon which Mr. Soloway and his eligible dependents become covered under similar plans, and the vesting of 100% of Mr. Soloway’s then-outstanding unvested equity awards.

In the event that we terminate Mr. Soloway’s employment without cause other than within 12 months after a change of control, Mr. Soloway will receive a single lump sum severance payment equal to his then-effective annual salary and continued payment of premiums for group health benefits until the earlier of 12 months after termination or the date upon which Mr. Soloway and his eligible dependents become covered under similar plans.

Nikhilesh N. Singh

In the event that we terminate Dr. Singh’s employment without cause or Dr. Singh resigns for good reason, in either case within 12 months after a change of control, Dr. Singh will receive a single lump sum severance payment equal to 1.5 times his then-effective annual salary, continued payment of premiums for group health benefits until the earlier of 18 months after termination or the date upon which Dr. Singh and his eligible dependents become covered under similar plans, and the vesting of 100% of Dr. Singh’s then-outstanding unvested equity awards.

In the event that we terminate Dr. Singh’s employment without cause other than within 12 months after a change of control, Dr. Singh will receive a single lump sum severance payment equal to his then-effective annual salary and continued payment of premiums for group health benefits until the earlier of 12 months after termination or the date upon which Dr. Singh and his eligible dependents become covered under similar plans.

Terrence O. Moore

In the event that we terminate Mr. Moore’s employment without cause or Mr. Moore resigns for good reason, in either case within 12 months after a change of control, Mr. Moore will receive a single lump sum severance payment equal to his then-effective annual salary, continued payment of premiums for group health benefits until the earlier of 12 months after termination or the date upon which Mr. Moore and his eligible dependents become covered under similar plans, and the vesting of 100% of Mr. Moore’s then-outstanding unvested equity awards.

In the event that we terminate Mr. Moore’s employment without cause other than within 12 months after a change of control, Mr. Moore will receive a single lump sum severance payment equal to his then-effective annual salary and continued payment of premiums for group health benefits until the earlier of 12 months after termination or the date upon which Mr. Moore and his eligible dependents become covered under similar plans.

Joseph T. Kennedy

In the event that we terminate Mr. Kennedy’s employment without cause or Mr. Kennedy resigns for good reason, in either case within 12 months after a change of control, Mr. Kennedy will receive a single lump sum severance payment equal to his then-effective annual salary as well as the remaining unpaid balance of a monthly mortgage allowance, continued payment of premiums for group health benefits until the earlier of 18 months after termination or the date upon which Mr. Kennedy and his eligible dependents become covered under similar plans, and the vesting of 100% of Mr. Kennedy’s then-outstanding unvested equity awards.

In the event that we terminate Mr. Kennedy’s employment without cause other than within 12 months after a change of control, Mr. Kennedy will receive a single lump sum severance payment equal to his then-effective annual salary as well as the remaining unpaid balance of a monthly mortgage allowance and continued payment of premiums for group health benefits until the earlier of 12 months after termination or the date upon which Mr. Kennedy and his eligible dependents become covered under similar plans.

Potential Payments upon Termination

Within Twelve Months After a Change of Control

Based upon a hypothetical termination date of December 31, 2010, assuming that the above-described Change of Control and Severance Benefits Agreements were in place as of such date, and that the named executive officers were terminated without cause or resigned their positions for good reason within 12 months after a change of control of Transcept, our named executive officers would have been entitled to the following payments and benefits:

Name	Lump Sum Salary-Based Severance Payment(1)	Other Compensation		Accelerated Vesting of Unvested Equity Awards(2)	Maximum Continued Payment of COBRA Premiums(3)	Total
Glenn A. Oclassen	$810,000	$—		$197,431	$70,326	$1,077,757
Thomas P. Soloway	$420,000	$—		$86,486	$34,290	$540,776
Nikhilesh N. Singh, Ph.D.	$420,000	$—		$98,120	$38,736	$556,856
Terrence O. Moore	$275,000	$—		$177,813	$28,224	$481,037
Joseph T. Kennedy	$275,000	$10,500	(4)	$205,596	$34,290	$525,386

(1)	Represents two times Mr. Oclassen’s annual base salary for fiscal year 2010, 1.5 times Mr. Soloway’s and Dr. Singh’s annual base salaries for fiscal year 2010, and the annual base salary for Messrs. Moore and Kennedy for fiscal year 2010.
(2)	Represents the excess, if any, of $7.40, which was the closing price of our Common Stock on December 31, 2010, over the option exercise price with respect to all unvested options held by each named executive officer as of the date hereof.
(3)	Represents continued payments of monthly health premiums for 18 months for Messrs. Oclassen, Soloway and Kennedy and Dr. Singh, and 12 months for Mr. Moore.
(4)	Represents lump sum payment of unpaid mortgage allowance.

Other Than Within Twelve Months After a Change of Control

Based upon a hypothetical termination date of December 31, 2010, assuming that the above-described employment and severance agreements were in place as of such date, and that the named executive officers were terminated without cause other than within 12 months of a change of control of Transcept, our named executive officers would have been entitled to the following payments and benefits:

Name	Lump Sum Salary-Based Severance Payment(1)	Other Compensation		Maximum Continued Payment of COBRA Premiums(2)	Total
Glenn A. Oclassen	$607,500	$—		$70,326	$677,826
Thomas P. Soloway	$280,000	$—		$22,860	$302,860
Nikhilesh N. Singh, Ph.D.	$280,000	$—		$25,824	$305,824
Terrence O. Moore	$275,000	$—		$28,224	$303,224
Joseph T. Kennedy	$275,000	$10,500	(3)	$22,860	$308,360

(1)	Represents 1.5 times Mr. Oclassen’s annual base salary for fiscal year 2010 and the annual base salaries for fiscal year 2010 for each of Mr. Soloway, Dr. Singh, Mr. Moore, and Mr. Kennedy.
(2)	Represents continued payments of monthly health premiums for 18 months for Mr. Oclassen and 12 months for Mr. Soloway, Dr. Singh, Mr. Moore and Mr. Kennedy.
(3)	Represents lump sum payment of unpaid mortgage allowance.

DIRECTOR COMPENSATION

2010 Director Compensation

The following table sets forth, for the year ended December 31, 2010, a summary of compensation for all non-employee directors:

	Fees Earned or Paid in Cash	Option Awards(1)		Total
Christopher B. Ehrlich	$51,000	$33,974	(2)	$84,974
Thomas D. Kiley	$96,000	$33,974	(2)	$129,974
Kathleen D. LaPorte	$46,000	$33,974	(2)	$79,974
Jake R. Nunn	$43,000	$33,974	(2)	$76,974
G. Kirk Raab	$190,000	$128,551	(3)	$318,551
Frederick J. Ruegsegger	$54,000	$33,974	(4)	$87,974
Camille D. Samuels	$45,000	$33,974	(5)	$78,974
Daniel K. Turner III	$54,000	$33,974	(2)	$87,974
John P. Walker	$40,000	$33,974	(6)	$73,974

(1)	The amounts in this column represent the grant date fair value of options awarded by us during 2010 computed in accordance with ASC Topic 718. Assumptions used in calculating the valuation of option awards are described in Note 14 to the Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2010, incorporated herein by reference.
(2)	Messrs. Ehrlich, Kiley, Nunn, and Turner and Ms. LaPorte each had options to purchase 15,900 shares of our Common Stock outstanding at December 31, 2010, with exercise prices ranging between $4.50 and $8.21 per share, of which 11,637 were exercisable. With the consent of Mr. Turner, Mr. Turner was not nominated for re-election as a Class II director at the Annual Meeting, at which time his service on our Board of Directors will cease.
(3)	Mr. Raab had options to purchase 42,500 shares of our Common Stock outstanding at December 31, 2010, with exercise prices ranging between $4.50 and 8.21 per share, of which 24,651 were exercisable.
(4)	Mr. Ruegsegger had options to purchase 19,900 shares of our Common Stock outstanding at December 31, 2010, with exercise prices ranging between $4.14 and $14.00 per share, of which 17,790 were exercisable.
(5)	Ms. Samuels had options to purchase 27,543 shares of our Common Stock outstanding at December 31, 2010, with exercise prices ranging between $4.14 and $32.50 per share, of which 26,892 were exercisable. In January 2011, Ms. Samuels tendered her resignation to the Board of Directors, effective immediately following the Annual Meeting.
(6)	Mr. Walker had options to purchase 144,900 shares of our Common Stock outstanding at December 31, 2010, with exercise prices ranging between $4.14 and $32.50 per share, of which 144,249 were exercisable. Mr. Walker elected to not stand for re-election at the Annual Meeting, at which time his service on our Board of Directors will cease.

Director Compensation Plans

Cash Compensation

In June 2010, the Board of Directors approved the Second Amended and Restated Independent Director Cash Compensation Policy for non-employee directors, which amended, where noted below, our Amended and Restated Independent Director Cash Compensation Policy adopted in February 2009. The Second Amended and Restated Independent Director Cash Compensation Policy provides for payment of $40,000 per year for service as a director in addition to the following:

•	$16,000 per year for service as chairperson of the Audit Committee, which was raised in June 2010 from $12,000 per year;

•	$12,000 per year for service as chairperson of the Compensation Committee, which was raised in June 2010 from $10,000 per year;

•	$6,000 per year for service as chairperson of the Nominating and Corporate Governance Committee;

•	$6,000 per year for service as a non-chairperson member of the Audit Committee;

•	$5,000 per year for service as a non-chairperson member of the Compensation Committee; and

•	$3,000 per year for service as a non-chairperson member of the Nominating and Corporate Governance Committee.

No director who also serves as an employee of Transcept, currently only Mr. Oclassen, receives compensation for services rendered as a director.

The Board of Directors has also approved additional annual cash compensation to Messrs. Raab and Kiley of $150,000 and $50,000, respectively, for their anticipated contributions to Transcept as Chairman of the Board of Directors and Board advisor to us on intellectual property matters, respectively. We also reimburse non-employee directors for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors or any committee of the Board of Directors.

Equity Compensation

In June 2010, we replaced the Amended and Restated Independent Director Equity Compensation Policy with the Second Amended and Restated Independent Director Equity Compensation Policy.

Pursuant to the Amended and Restated Independent Director Equity Compensation Policy, non-employee directors were granted the following initial and annual, automatic, non-discretionary nonqualified stock options to purchase shares of Common Stock:

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Each new non-employee director received an automatic grant for an option to purchase 10,000 shares of Common Stock as of the date he or she first becomes a non-employee director that vested in equal monthly installments over three years.

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A non-employee director who is first appointed Chairman of the Board of Directors would also receive an automatic grant of an option to purchase 10,000 shares of Common Stock as of the date he or she becomes Chairman of the Board of Directors that would vest in equal monthly installments over three years.

•

On the date of the first regularly scheduled Compensation Committee meeting of each year, each individual who continued to serve as a non-employee director on such date received an automatic option grant to purchase 4,000 shares of Common Stock, provided that such individual served as a non-employee director of Transcept for at least six months. This option vests in equal monthly installments over 12 months following the date of grant.

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On the date of the first regularly scheduled Compensation Committee meeting of each year, each non-employee director serving as Chairman of the Board of Directors who continues to serve as Chairman of the Board of Directors on such date would receive an automatic option grant to purchase 1,000 shares of Common Stock, provided that such individual has served as Chairman of the Board of Directors for at least six months. This option vests in equal monthly installments over 12 months following the date of grant.

In February 2010, to more closely align board compensation with market trends, the Board of Directors approved an additional one-time grant of an option to purchase 1,900 shares of Common Stock to each eligible non-employee director under the Amended and Restated Independent Director Equity Compensation Policy, other than Mr. Raab, the Chairman of the Board of Directors. Each such option vests in equal monthly installments over 12 months following the date of grant and was granted at an exercise price equal to the closing price of the our Common Stock on the date of grant. Also in February 2010, the Board approved a one-time grant of an option to purchase 17,500 shares of Common Stock to Mr. Raab in recognition of his service to us, which vests in equal monthly installments over 24 months following the date of grant.

Under the Second Amended and Restated Independent Director Equity Compensation Policy, which went into effect in June 2010, non-employee directors are granted the following initial and annual, automatic, non-discretionary nonqualified stock options to purchase shares of Common Stock:

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Each new non-employee director receives an automatic grant for an option to purchase 10,000 shares of Common Stock as of the date he or she first becomes a non-employee director that vests in equal monthly installments over three years.

•

A non-employee director who is first appointed Chairman of the Board of Directors also receives an additional automatic option grant to purchase such number of shares of Common Stock as the Board shall determine as of the date he or she becomes Chairman of the Board of Directors that vests in equal monthly installments over three years.

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On the date of the first regularly scheduled Compensation Committee meeting of each year commencing in 2011, each individual who continues to serve as a non-employee director on such date receives an automatic option grant to purchase 7,000 shares of Common Stock, provided that such individual has served as a non-employee director of Transcept for at least six months. This option vests in equal monthly installments over 12 months following the date of grant.

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On the date of the first regularly scheduled Compensation Committee meeting of each year commencing in 2011, each non-employee director serving as Chairman of the Board of Directors who continues to serve as Chairman of the Board of Directors on such date also receives an automatic option grant to purchase such number of shares of Common Stock as the Board shall determine, provided that such individual has served as Chairman of the Board of Directors for at least six months. This option vests in equal monthly installments over 12 months following the date of grant, or otherwise determined by the Board of Directors.

The exercise price of each option granted to a non-employee director under the above independent director equity compensation policies is equal to the closing trading price of our Common Stock on the date of grant, or the last trading day immediately preceding the date of grant if the date of grant is not a trading day, of the shares of Common Stock covered by the option. Options have a maximum term of 10 years measured from the grant date, subject to termination in the event of the optionee’s cessation of board service.

Each independent director equity compensation policy provides that an optionee has a 12-month period following a cessation of board service in which to exercise any outstanding vested options issued under such policy, except in the case of a director’s retirement provided the director has reached the age of 62, in which case the options will be exercisable for an 18-month period following the director’s retirement. Options granted to non-employee directors under the above plans will fully vest and become immediately exercisable upon a change-in-control of Transcept. In addition, options held by any director who retires while serving as a member of the board after reaching the age of 62 will fully vest and become immediately exercisable upon such director’s retirement.

RELATED PARTY TRANSACTIONS

AND OTHER MATTERS

Review, Approval or Ratification of Transactions with Related Persons

Pursuant to the Audit Committee charter, our policy is for the Audit Committee to review and approve all related party transactions. We have not adopted specific standards for approval of these transactions, but instead the Audit Committee reviews each such transaction on a case-by-case basis.

Transactions with Related Persons

We entered into indemnification agreements with each of our directors and officers, which provide for the advancement of expenses under certain conditions and require us to indemnify its directors and officers to the fullest extent permitted by Delaware law.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Such officers, directors and ten-percent stockholders are also required by SEC rules to furnish us with copies of all forms that they file pursuant to Section 16(a). Based on our review of the copies of such forms received by it and written representations from certain reporting persons, we believe that during fiscal 2010, our executive officers, directors and ten-percent stockholders complied with all other applicable filing requirements.

Other Matters

We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, the persons named in the enclosed proxy form may vote the shares in their own discretion.

THE BOARD OF DIRECTORS

Dated: April 29, 2011

ANNUAL MEETING OF STOCKHOLDERS OF TRANSCEPT PHARMACEUTICALS, INC. June 23, 2011 PROXY VOTING INSTRUCTIONS INTERNET—Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page. TELEPHONE—Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL—Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON—You may vote your shares in person by attending the Annual Meeting. COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://ir.transcept.com/annual-proxy.cfm Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 20230304000000000000 6 062311 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS, “FOR” PROPOSALS 2 AND 3 AND FOR “3 YEARS” ON PROPOSAL 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x FOR AGAINST ABSTAIN 1. Election of the two (2) Class II Directors to serve for a three-year term. 2. To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for Transcept Pharmaceuticals, NOMINEES: Inc. for the fiscal year ending December 31, 2011. FOR ALL NOMINEES O Jake R. Nunn O Glenn A. Oclassen FOR AGAINST ABSTAIN WITHHOLD AUTHORITY 3. An advisory vote to approve executive compensation. FOR ALL NOMINEES FOR ALL EXCEPT 1 year 2 years 3 years ABSTAIN (See instructions below) 4. An advisory vote to approve the frequency of holding future advisory votes on executive compensation every 1, 2 or 3 years. This proxy will be voted as directed or, if no contrary direction is indicated, will be voted as follows: (1) for election of the nominated Class II Directors; (2) for the ratification of the appointment of Ernst & Young LLP; (3) for the advisory resolution to approve executive compensation; (4) for holding future advisory INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” votes on executive compensation every 3 years and as the proxy holders deem and fill in the circle next to each nominee you wish to withhold, as shown here: advisable on such other matters that are properly brought before the meeting. JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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TRANSCEPT PHARMACEUTICALS, INC.

PROXY FOR THE 2011 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 23, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Transcept Pharmaceuticals, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of 2011 Annual Meeting of Stockholders and Proxy Statement each dated April 29, 2011 and hereby appoints Joseph T. Kennedy and Thomas P. Soloway, or either of them, as proxies and attorneys-in-fact, each with full power of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 2011 Annual Meeting of Stockholders of Transcept Pharmaceuticals, Inc. to be held on June 23, 2011 at 8:30 a.m. PDT at 1003 W. Cutting Blvd, Suite 110, Point Richmond, California 94804 and at any postponement or adjournment thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

(Continued, and to be marked, dated and signed, on the other side)

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